================================================================================


                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT


                                    BETWEEN


                        CABLE DESIGN TECHNOLOGIES INC.,
                                   AS PARENT

                               DEARBORN/CDT, INC.

                            DEARBORN WEST/CDT, INC.

                                      AND

                               THERMAX/CDT, INC.
                                 AS PURCHASERS,

                                      AND

                         DEARBORN WIRE AND CABLE L.P.,

                               DEARBORN WEST L.P.

                                      AND

                              THERMAX WIRE, L.P.,
                                  AS SELLERS.




                                 MARCH 31, 1997

================================================================================

                               TABLE OF CONTENTS


                                                                           PAGE

ARTICLE I.       DEFINITIONS...............................................  1
Section 1.1      Definitions; Interpretation...............................  1

ARTICLE II.      PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES....  6
Section 2.1      Purchase and Sale of Assets...............................  6
Section 2.2      Excluded Assets...........................................  8
Section 2.3      No Assignment in Certain Circumstances....................  9
Section 2.4      Assumed Liabilities.......................................  9
Section 2.5      Excluded Liabilities...................................... 10
Section 2.6      Purchase Price............................................ 11
Section 2.7      The Closing............................................... 11
Section 2.8      Closing Balance Sheet..................................... 12

ARTICLE III.     REPRESENTATIONS AND WARRANTIES OF THE SELLERS............. 14
Section 3.1      Existence; Qualification.................................. 14
Section 3.2      Authorization; No Conflict; Enforceability................ 14
Section 3.3      Subsidiaries.............................................. 14
Section 3.4      Financial Statements...................................... 15
Section 3.5      Absence of Certain Changes; Conduct of Business........... 15
Section 3.6      Absence of Undisclosed Liabilities........................ 16
Section 3.7      Litigation................................................ 16
Section 3.8      Licenses; Compliance with Law, Agreements................. 16
Section 3.9      Third-Party Approvals..................................... 17
Section 3.10     Title to Assets........................................... 17
Section 3.11     Purchased Inventory....................................... 17
Section 3.12     Owned and Leased Real Property............................ 17
Section 3.13     Customers, Distributors and Suppliers..................... 18
Section 3.14     Agreements................................................ 18
Section 3.15     Intellectual Property..................................... 18
Section 3.16     Employees................................................. 19
Section 3.17     Employee Benefits......................................... 20
Section 3.18     Environmental Health and Safety Matters................... 21
Section 3.19     Tax Matters............................................... 22
Section 3.20     Accounts and Notes Receivable............................. 23
Section 3.21     Insurance................................................. 23
Section 3.22     Product Warranty; Product Liability....................... 24
Section 3.23     No Brokers................................................ 24
Section 3.24     Transactions with Affiliates.............................. 24
Section 3.25     Sufficiency of Assets..................................... 24
Section 3.26     Disclosure................................................ 24
Section 3.27     Representations and Warranties on Closing Date............ 24

                               TABLE OF CONTENTS
                                 (continued)

                                                                           PAGE


ARTICLE IV.      REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
                 PURCHASERS................................................ 25
Section 4.1      Existence................................................. 25
Section 4.2      Authorization and Enforceability.......................... 25
Section 4.3      Government Approvals...................................... 25
Section 4.4      No Brokers................................................ 25
Section 4.5      Representations and Warranties on Closing Date............ 25

ARTICLE V.       COVENANTS AND OTHER AGREEMENTS............................ 26
Section 5.1      General                                                    26
Section 5.2      Operations of Business.................................... 26
Section 5.3      Certain Leased Property................................... 27
Section 5.4      Access to Records......................................... 27
Section 5.5      Notice of Developments.................................... 27
Section 5.6      Exclusivity............................................... 27
Section 5.7      Public Announcements...................................... 28
Section 5.8      Transaction Expenses; Transfer Taxes...................... 28
Section 5.9      Further Assurances........................................ 28
Section 5.10     Mutual Assistance......................................... 28
Section 5.11     Insurance................................................. 28

ARTICLE VI.      CONDITIONS PRECEDENT...................................... 29
Section 6.1      Conditions Precedent to Purchasers' Obligations........... 29
Section 6.2      Conditions Precedent to Sellers' Obligations.............. 32

ARTICLE VII.     SURVIVAL; INDEMNIFICATION; TAX ALLOCATION................. 33
Section 7.1      Survival                                                   33
Section 7.2      Indemnification........................................... 33
Section 7.3      Indemnification Procedure................................. 34
Section 7.4      Tax Matters............................................... 35
Section 7.5      Accounts Receivable; Mail................................. 35

ARTICLE VIII.    EMPLOYEES................................................. 36
Section 8.1      Employees................................................. 36
Section 8.2      Purchase Indemnity........................................ 36
Section 8.3      Collective Bargaining Agreements.......................... 36
Section 8.4      Employee Benefit Plans.................................... 36

                               TABLE OF CONTENTS
                                 (continued)

                                                                           PAGE



ARTICLE IX.      GENERAL PROVISIONS........................................ 36
Section 9.1      Termination............................................... 36
Section 9.2      Name Change............................................... 37
Section 9.3      Litigation Support........................................ 37
Section 9.4      Successors and Assigns.................................... 38
Section 9.5      Entire Agreement.......................................... 38
Section 9.6      Notices................................................... 38
Section 9.7      Amendment and Waiver...................................... 40
Section 9.8      Counterparts.............................................. 40
Section 9.9      Headings.................................................. 40
Section 9.10     Specific Performance...................................... 40
Section 9.11     Remedies Cumulative....................................... 40
Section 9.12     Governing Law............................................. 40
Section 9.13     No Third Party Beneficiaries.............................. 40
Section 9.14     No Strict Construction.................................... 40
Section 9.15     Severability.............................................. 40
Section 9.16     Allocation of Purchase Price.............................. 41

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT (this "AGREEMENT") dated as of March 31, 1997 among (i) Cable Design Technologies Inc., a Delaware corporation ("PARENT"),
(ii) Dearborn/CDT, Inc., a Delaware corporation ("DEARBORN/CDT"), Dearborn West/CDT, Inc., a Delaware corporation ("DEARBORN WEST/CDT"), and Thermax/CDT, Inc., a Delaware corporation ("THERMAX/CDT," and each of Thermax Inc. Dearborn West/CDT and Dearborn/CDT, a "PURCHASER" and collectively, the "PURCHASERS"), and (iii) Dearborn Wire and Cable L.P., a Delaware limited partnership ("DWC LP"), Dearborn West L.P., a Delaware limited partnership ("WEST LP"), and Thermax Wire, L.P., a Delaware limited partnership ("THERMAX LP," and each of Thermax LP, DWC LP and West LP, a "SELLER" and collectively, the "SELLERS"). Defined terms used herein and not otherwise defined herein have the meanings ascribed thereto in Section 1.1 below.

     The Purchasers are wholly-owned direct or indirect subsidiaries of Parent. Subject to the terms and conditions set forth herein, the Purchasers desires to purchase from Sellers and Sellers desire to sell to the Purchasers, the business of manufacturing, assembling and distributing electronic wire and cable products and components and activities related thereto as conducted by the Sellers as of the date hereof, together with all related assets and properties used or useful in the operations of such business, operating as a going concern (the "BUSINESS").

     In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto intending to be legally bound, hereby agree as follows:



                                   ARTICLE I.

                                  DEFINITIONS

      SECTION 1.1   DEFINITIONS; INTERPRETATION.

     (a) For purposes of this Agreement, the following terms have the indicated meanings:

          "AEW" means American Electronic Wire, a division of DWC LP.

          "AFFILIATE" of any Person means (i) any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such first Person and includes (a) any partner, shareholder, officer, director or employee of a particular Person, and (b) any individual related by blood, marriage or adoption to a Person or any partner, shareholder, officer, director or employee of a particular Person, or (ii) any Person in which any of the foregoing owns a beneficial interest. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

          "ALLOCATION NOTICE" has the meaning set forth in Section 8.17.

          "ASSUMED LIABILITIES" has the meaning set forth in Section 2.4.

          "BUSINESS" has the meaning set forth in the recitals.

          "CLOSING" has the meaning set forth in Section 2.7
 .
          "CLOSING DATE" has the meaning set forth in Section 2.7.

          "CLOSING CASH PAYMENT" has the meaning set forth in Section 2.7.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "DEARBORN" means Dearborn Wire & Cable, a division of DWC LP.

          "DIVISION" means each of AEW, Dearborn, K&L, KLWP, Sonic, Thermax LP and West LP..

          "DWC, INC." means DWC, Inc., a Delaware corporation.

          "DWC PARTNERSHIP AGREEMENT" means that certain Limited Partnership Agreement of Dearborn Wire and Cable L.P., as amended by the First Amendment thereto dated December 31, 1992, the Second Amendment thereto dated May, 1996 and the Third Amendment thereto dated August, 1996.

          "ENVIRONMENTAL LIEN" shall mean a Lien, either recorded or unrecorded, in favor of any Governmental Entity, relating to any Liability of any Seller arising under Environmental Requirements or Health and Safety Requirements.

          "ENVIRONMENTAL REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyl, noise or radiation.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

          "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.5.

          "EXPENSES" has the meaning set forth in Section 7.2(a).

          "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

          "GAYLORD PARTIES" means those individuals or entities listed on
SCHEDULE 1.1(A).

          "GOVERNMENTAL ENTITY" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "GREENE PARTIES" means those individuals or entities listed on
SCHEDULE 1.1(B).

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "HEALTH AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law binding on Sellers concerning public health and safety (other than Environmental Requirements) and worker health and safety.

          "INCLUDES" and "INCLUDING" mean includes and including, without limitation.

          "INDEMNIFIED PARTY" means either a Purchaser Indemnified Party or a Seller Indemnified Party as the context requires.

          "INDEMNIFYING PARTY" has the meaning set forth in Section 7.3(a).

          "INTELLECTUAL PROPERTY" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all goodwill associated therewith; all copyrights; all registrations, applications and renewals for any of the foregoing; all product formulations, trade secrets, confidential information, research information, technical and computer data, documentation and software, financial, business and marketing plans, customer and supplier lists, training materials (including films, brochures and printed materials), catalogs and other advertising and promotional materials) and related information and all other proprietary rights; and all copies and tangible embodiments of the foregoing.

          "K&L" means Kerrigan Lewis Electronics, a division of DWC LP.

          "KLWP" means Kerrigan-Lewis Wire Products, a division of DWC LP.

          "LATEST BALANCE SHEET" has the meaning specified in Section 3.4.

          "LEASE" has the meaning set forth in Section 3.12(b).

          "LEASED PROPERTY" has the meaning set forth in Section 3.12(b).

          "LIABILITY" means any debt, liability or obligation of any nature whatsoever, whether accrued or fixed, absolute or contingent, liquidated or unliquidated, due or to become due, determined or indeterminable.

          "LIEN" means any lien, mortgage, pledge, security interest, restriction, charge or other similar encumbrance.

          "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), results of operations, prospects or customer, employee, distributor or supplier relations of any Division or the Business.

          "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the business, condition (financial or otherwise), results of operations, prospects or customer, employee, distributor or supplier relations of any Division or the Business or (ii) the transactions contemplated hereby or by the Related Documents.

          "NONCOMPETITION AGREEMENT" means the Noncompetition and Nonsolicitation Agreement, dated as of the date hereof, among Sellers, the Greene Parties, the Gaylord Parties, the Parent and the Purchasers, in form and substance reasonably satisfactory to the Parent and the Purchasers.

          "190 PROPERTY" has the meaning specified in Section 5.3.

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past practice (including with respect to quantity, quality and frequency).

          "OWNED PROPERTY" has the meaning set forth in Section 3.12(a).

          "OWNERSHIP AGREEMENT" means that certain Ownership Agreement dated as of May 31, 1992 by and among Dearborn Wire and Cable Inc., Dearborn Wire and Cable Management and the other Persons party thereto.

          "PARTNERSHIP AGREEMENTS" means, collectively, the DWC Partnership Agreement, the West Partnership Agreement and the Thermax Partnership Agreement.

          "PERMITTED LIENS" means (i) purchase money security interests in supplies and equipment, (ii) precautionary liens filed by lessors with respect to leased equipment, (iii) encumbrances which are not substantial in amount, do not materially detract from the value of the property subject thereto and do not materially impair the use of the property subject thereto or the operation of the Business and (iv) easements and other similar liens of record with respect to the

Real Estate that do not materially impair the use of the property subject thereto or the operation of the Business.

          "PERSON" means any individual, partnership, joint venture, corporation, limited liability company, joint stock company, trust, unincorporated organization or association or other entity or Governmental Entity.

          "PLAN" means any (i) employee benefit plan (as defined in Section 3(3) of ERISA), whether or not funded or terminated, (ii) employment agreement or
(iii) personnel policy, fringe benefit plan, program or arrangement, whether or not subject to ERISA, funded or terminated, including any stock bonus, deferred compensation, pension, severance, bonus, incentive and health, life, disability or other welfare plan.

          "POST-CLOSING PURCHASE PRICE PAYMENT" has the meaning set forth in
Section 2.6.

          "PURCHASER INDEMNIFIED PARTY" has the meaning set forth in Section 7.2(a).

          "PURCHASER INDEMNIFIED PARTIES" has the meaning set forth in Section 7.2(a).

          "REAL ESTATE" has the meaning set forth in Section 2.1(f).

          "RELATED DOCUMENTS" means all documents and instruments to be executed by the Sellers in connection herewith, including the Non-Compete Agreement.

          "RELEASE" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation, & Liability Act of 1980 ("CERCLA").

          "SALE" has the meaning set forth in Section 2.7.

          "SELLER INDEMNIFIED PARTY" has the meaning set forth in Section
7.2(b).

          "SELLER INDEMNIFIED PARTIES" has the meaning set forth in Section 7.2(b).

          "SONIC" means Sonic Wire Products, a division of Thermax LP.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity. Unless the context requires otherwise, each reference to a Subsidiary shall be deemed to be a reference to a Subsidiary of DWC LP.

          "TAX RETURNS" means all returns (including information returns), declarations, reports, estimates and statements, regarding Taxes, required to be filed under any United States federal, state or local law or any foreign law.

          "TAXES" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Agency.

          "THERMAX PARTNERSHIP AGREEMENT" means that certain Limited Partnership Agreement of Thermax Wire, L.P.

          "THIRD PARTY CLAIM" has the meaning set forth in Section 7.3(a).

          "WEST PARTNERSHIP AGREEMENT" means that certain Limited Partnership Agreement of Dearborn West L.P.

          (b) The words "HEREIN", "HEREOF" and "HEREUNDER" refer to this Agreement as a whole and not to any particular article, section or other subdivision of this Agreement.


                                  ARTICLE II.

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

      SECTION 2.1 PURCHASE AND SALE OF ASSETS. At the Closing, Dearborn/CDT, Dearborn West/CDT and Thermax/CDT shall purchase from DWC LP, West LP and Thermax LP, respectively, and each such Seller shall sell, convey, assign, transfer, and deliver to each such Purchaser, all properties, assets, and rights of such Seller, whether tangible or intangible, real or personal, but excluding the Excluded Assets (the "SUBJECT ASSETS"). The Subject Assets include as of the Closing, without limitation, all of the Sellers' rights, title and interest in and to the following, other than with respect to Excluded Assets:

          (a) all cash and cash-equivalents of the Sellers;

          (b) all raw materials, manufactured and purchased parts, work-in-process, finished goods, consigned goods and other inventories of whatever kind and related supplies;

          (c) the tangible assets owned or leased by any Seller as of the Closing Date;

          (d) all accounts receivable and other receivables and all collateral security and guarantees of any kind given by any Person which arise from or relate to products sold or services rendered in connection with the Business, whether or not invoices relating thereto have been issued;

          (e) all Intellectual Property (including the trademarks, trade names and service marks, listed on SCHEDULE 3.15 (A) attached hereto), along with all income, royalties, damages and payments due or payable as of the Closing Date or thereafter (including damages and payments for past, present or future infringements or misappropriations thereof), the right to sue and recover for past infringements and misappropriations thereof, and any and all corresponding rights that, now or hereafter, may be secured throughout the world, in each case together with all books, records, drawings, recipes, application or other indicia thereof, and in each case together with goodwill associated therewith;

          (f) all real property, whether owned or leased, all of which is described on SCHEDULE 2.1 attached hereto, and all leaseholds or other interests in all plants, buildings and other improvements located on such owned or leased property, and all easements, licenses, rights of way, permits and all appurtenances to such owned or leased property, including all appurtenant rights in and to public streets, whether or not vacated (collectively, the "REAL ESTATE");

          (g) all motor vehicles owned or leased by the Sellers and utilized in the Business;

          (h) all office supplies, computers and related equipment, telephones and related equipment, production supplies, spare parts, other miscellaneous supplies, and other tangible property of any kind wherever located;

          (i) all leasehold improvements and all owned or leased machinery, equipment (including all transportation and office equipment), fixtures, trade fixtures, tools, dyes and furniture wherever located;

          (j) all rights existing under contracts, leases, subleases, licenses, permits, supply and distribution arrangements, sales and purchase agreements and orders, consignment arrangements, warranties, consents, orders, registrations, privileges, memberships, certificates, approvals (including customer and third party approvals) or other similar rights and all other agreements, arrangements and understandings;

          (k) all claims, deposits, prepayments, warranties, guaranties, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature, other than those relating exclusively to the Excluded Liabilities;

          (l) the right to receive and retain mail and other communications and collections, including mail and communications from customers, suppliers, distributors, agents and others, which relate or pertain to the assets or business acquired by Purchasers hereunder;

          (m) all lists and records pertaining to customers, suppliers, distributors, personnel and agents (past or current) and all other files, documents, correspondence, drawings, and specifi cations, computer programs and business records of every kind and nature, in each case whether evidenced in writing, electronically (including by computer) or otherwise;

          (n) all right, title and interest of the Sellers in the Business as a going concern, including its goodwill (if any) and all other intangible assets associated with the Business;

          (o) to the extent transferable, all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from all Government Entities and other agencies, and the rights to all data and records held by such Government Entities or other agencies;

          (p) all certifications, ratings, listings and similar rights or benefits obtained from any customer or product certification organization;

          (q) all books, records, ledgers, files, documents, correspondence, lists, studies and reports and other printed or written materials; and

          (r) all other property owned by DWC LP, West LP or Thermax LP, or as to which any of them has any right (irrespective of title), on the Closing Date other than the Excluded Assets.

      SECTION 2.2 EXCLUDED ASSETS. Notwithstanding Section 2.1, the following assets of the Sellers (the "EXCLUDED ASSETS") are expressly excluded from the purchase and sale contemplated hereby and, as such, are not included in the Subject Assets:

          (a) qualifications to do business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, the books and records of Sellers (provided that the Purchasers shall have the right to receive complete and correct copies of any of the books and records of Sellers that any Purchaser requests promptly upon Purchaser's request therefor made to any Seller) Income Tax returns and materials related to the preparation of Income Tax returns, taxpayer and other identification numbers, seals, minute books, transfer books and other documents relating to the organization, maintenance and existence of any Seller; and original financial papers, financial reports and other financial information located at any Seller's offices;

          (b) the Sellers' rights under or pursuant to this Agreement, the Related Documents or any other agreement between any of the Sellers on the one hand and the Parent or any of the Purchasers on the other hand entered into in connection herewith or therewith;

          (c) all claims related to the Excluded Liabilities or Excluded Assets and all claims for reimbursement, refund or otherwise with respect to taxes paid by or assessed against any Seller; and

          (d) the Partnership Agreements, records relating to the limited and general partners of the Sellers, rights to capital contributions, if any, from the general and limited partners of the Sellers and claims or causes of actions against the general and limited partners arising under the Partnership Agreements.

      SECTION 2.3 NO ASSIGNMENT IN CERTAIN CIRCUMSTANCES. Notwithstanding anything else contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign, transfer or deliver any interest in any instrument, commitment, contract, lease, permit, sales or purchase order or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom, if a sale, conveyance, assignment, transfer or delivery or an attempt to make such a sale, conveyance, assignment, transfer or delivery without the authorization, approval, consent or waiver of a third Person would constitute a breach or violation thereof or affect adversely the rights of any Purchaser thereunder; any sale, conveyance, assignment, transfer or delivery to the Purchasers of any interest under any such instrument, commitment, contract, lease, permit or other agreement or arrangement that requires the authorization, approval, consent or waiver of a third Person shall be made subject to such authorization, approval, consent or waiver being obtained. The Sellers shall, between the date hereof and the Closing Date (and, if requested by any Purchaser, after the Closing Date), use their collective best efforts to obtain the consent of any party or parties to any such instruments, contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements to the sale, conveyance, transfer, sublease or assignment thereof by the Sellers to the Purchasers or its designees hereunder in all cases in which such consent is required. If any such consent is not obtained, or if an attempted assignment would be ineffective or would affect the rights of the Sellers thereunder such that the Purchasers would not in fact receive all such rights, the Sellers shall perform such agreement for the account of the Purchasers or otherwise cooperate with the Purchasers in any arrangement necessary or desirable to provide for the Purchasers or its designees the benefits of any such agreement, including without limitation enforcement for the benefit of the Purchasers of any and all rights of the Sellers against the other party thereto arising out of the breach, termination or cancellation of such agreement by such other party or otherwise. Notwithstanding any of the provisions of this Section 2.3, nothing herein shall be deemed to waive or excuse any obligation on the part of the Sellers, or any condition for the benefit of the Purchasers, to obtain any necessary consents of any person or entity to the assignment to the Purchasers of any of the Transferred Assets or any contract, license, lease, commitment, order or other agreement required to be assigned hereunder.

      SECTION 2.4 ASSUMED LIABILITIES. At the Closing, subject to the terms and conditions hereof, as additional consideration for the Subject Assets, each of Dearborn/CDT, Dearborn West/CDT and Thermax/CDT hereby severally agree to assume and become responsible for and pay or cause to be paid or otherwise discharged, as they become due, the following liabilities and obligations of DWC LP, West LP and Thermax LP, respectively, relating to the Business, except for Excluded Liabilities (collectively, the "ASSUMED LIABILITIES"):

          (a) all liabilities and obligations which are reflected or reserved against on the face of the Closing Balance Sheet (but not in any notes thereto), but only to the extent so reflected or reserved; and

          (b) all liabilities and obligations relating to the Subject Assets incurred in the Ordinary Course of Business not required to be reflected on the Closing Balance Sheet, including liabilities and obligations relating to the assets, rights, contracts, commitments or leases that are included in the Subject Assets (subject to Section 2.5).

      SECTION 2.5 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained herein, the Assumed Liabilities shall not include, and the Purchasers will not assume or in any way become liable for, and Sellers will retain and remain responsible for and pay in accordance with their respective terms, all liabilities and obligations of the Sellers of any nature whatsoever, other than the Assumed Liabilities, including, without limitation, the following liabilities or obligations of Sellers (the "EXCLUDED LIABILITIES"):

          (a) all Liabilities or obligations under or pursuant to this Agreement, the Related Documents or any other agreement between any Seller, on the one hand, and the Parent or any Purchaser, on the other hand, entered into in connection herewith or therewith;

          (b) liabilities for money borrowed including bank lines of credit, the current portions of any long-term debt, capitalized lease obligations and checks drawn in excess of bank balances, including those set forth on Schedule 2.5(b);

          (c) all long-term liabilities, including industrial revenue bonds and land loans payable, including those set forth on Schedule 2.5(c);

          (d) all liabilities and obligations to Affiliates, the Gaylord Parties, the Greene Parties or Affiliates thereof, including any liability with respect to capital accounts or obligations of the Sellers to any of their general or limited partners; provided that the liability and asset associated with any accounts payable or accounts receivables between a Seller and another Seller shall be assumed by the Purchasers;

          (e) Liabilities and obligations of the Sellers (or any member of any consolidated, affiliated or unitary group of which any Seller or is a member) with respect to Taxes for any period, except for Taxes that are accrued on the Closing Balance Sheet;

          (f) all of Sellers' Liabilities or obligations for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval, or authorization of this Agreement or the Related Documents or the consummation (or preparation for the consummation) of the transactions contemplated hereby or thereby, including all of Sellers' attorneys' and accountants' fees and brokerage fees;

          (g) all Liabilities relating to Environmental Requirements and Health and Safety Requirements, including any Liabilities arising from or related to any violation thereof, or occurring, arising or due to facts, circumstances or conditions existing or actions taken or failed to be taken, prior to the Closing;

          (h) any liability of Sellers related to or arising from or in connection with any Seller's past or present employees or independent contractors including: (i) any liability of Sellers owing to any employee of any of Sellers (x) for accrued bonuses or profit sharing (including without limitation any bonuses due or to become due to Mr. Bud Greene or Mr. Dick Rosenberg), (y) bonuses or other compensation payable as a result of the transactions contemplated by this Agreement, or (z) under any of the employment agreements listed on SCHEDULE 3.16(A), except to the extent set forth on the Closing Balance Sheet, (ii) any liability or obligation under or with respect to any Plan, whether heretofore or currently existing, including the Plans listed on SCHEDULE 3.17; and (iii) any liability or obligation to any employee on short term or long term disability as of the Closing Date except to the extent covered by any insurance policy included in the Subject Assets;

          (i) any Liability disclosed on SCHEDULE 3.6, except to the extent
                                         ------------
reserved or reflected on the Closing Balance Sheet; and

          (j) any liability of Sellers related to or arising from or in connection with the assets and rights that constitute the Excluded Assets.

          Without limiting the foregoing, and except as otherwise specifically provided herein, (including with respect to the lease on the 190 Property), in no event will the Assumed Liabilities be deemed to include any of the debts, liabilities or obligations of any nature of any of Sellers' Affiliates, including any of the Gaylord Entities or the Greene Entities.

      SECTION 2.6 PURCHASE PRICE. The purchase price for the Subject Assets will consist of (a) an amount equal to $67,500,000 cash, as adjusted pursuant to
Section 2.8 (the "CLOSING CASH PAYMENT"), payable as described in Section 2.7 below, (b) the assumption by the Purchasers of the Assumed Liabilities and (c) the payment of $7,500,000, less any amount set-off pursuant to Section 2.8 or
Section 7.2, payable on the second anniversary, of the Closing Date (the "POST-CLOSING PURCHASE PRICE PAYMENT"). The Parent and Purchasers shall be jointly and severally liable for the Post-Closing Purchase Price Payment.

      SECTION 2.7 THE CLOSING. The closing of the purchase and sale of the Subject Assets, the assumption of the Assumed Liabilities, and the transactions relating thereto (the "CLOSING") will take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, or at such other place as is mutually agreed to by DWC, Inc., on behalf of the Sellers, and the Parent, commencing at 10:00 a.m. local time on the date that is five business days following the satisfaction or waiver of the conditions set forth in Section 6.1(a), (e), (m), (q), (r) and (t), or such other date as DWC, Inc., on behalf of the Sellers, and Parent may mutually determine. The date and time of the Closing are herein referred to as the "CLOSING DATE." At the Closing:

          (a) the Purchasers will deliver to DWC LP for the account of the Sellers, by certified check or wire transfer of immediately available funds, the Closing Cash Payment and a promissory note evidencing the Post-Closing Purchase Price Payment, which note shall not bear interest and shall contain such rights of set-off and restrictions on transfer as the Purchasers shall reasonably require and shall otherwise be in form and substance reasonably satisfactory to Purchasers;

          (b) Sellers will convey all of the Subject Assets to the applicable Purchaser and will deliver to the applicable Purchaser the documents referred to in Section 5.1 below, a general assignment in form and substance reasonably satisfactory to the Purchasers and such other instruments of sale, transfer, conveyance and assignment which are required for or which the applicable Purchaser reasonably requests to effect the sale and transfer to the applicable Purchaser of the Subject Assets (the "SALE"); and

          (c) the applicable Purchaser will assume the Assumed Liabilities and will deliver the documents referred to in Section 5.2 below, an assumption agreement reasonably satisfactory to DWC, Inc., on behalf of the Sellers, and such other instruments which Sellers reasonably request to effect the assumption of the Assumed Liabilities by the applicable Purchaser.

      SECTION 2.8   CLOSING BALANCE SHEET.

          (a) Not less than five (5) business days prior to the Closing Date:
(i) DWC, Inc., on behalf of Sellers, shall in good faith prepare and deliver to Parent an estimated closing date balance sheet; (ii) representatives of DWC, Inc. and Parent shall meet and discuss such closing date balance sheet; and
(iii) DWC, Inc. and Parent shall use good faith efforts to agree upon such estimated closing date balance sheet (as so agreed, the "ESTIMATED CLOSING
BALANCE SHEET").   The Closing Cash Payment shall be (i) decreased by the
amount, if any, by which the Working Capital reflected on the Estimated Closing Balance Sheet (the "WORKING CAPITAL ESTIMATE") is less than $22,500,000, (ii) increased by any amount by which the Working Capital Estimate exceeds $22,500,000 and (iii) decreased by the amount, if any, of any liabilities, reserves or accruals (other than those included in the calculation of the Working Capital Estimate) reflected on the Estimated Closing Balance Sheet.

          (b) On or before the 90th day following the Closing Date, Parent shall cause its accounting firm to prepare and audit a balance sheet of the Business as of the open of business on the Closing Date (the "PRELIMINARY CLOSING BALANCE SHEET"), and shall deliver to DWC LP the Preliminary Closing Balance Sheet together with the determination of the Working Capital as reflected thereon.
The Preliminary Closing Balance Sheet shall be prepared in accordance with GAAP and the application of the accounting principles set forth in Section 2.8(d)
below.   On or prior to the 30th day after receipt of the Preliminary Closing
Balance Sheet, DWC LP may give Parent a written notice stating in reasonable detail its objections (an "OBJECTION NOTICE") to the Preliminary Closing Balance Sheet and calculation of Working Capital, which notice shall state what adjustments DWC LP believes are necessary. If DWC LP does not give Parent an Objection Notice within such 30-day period, then the Preliminary Closing Balance Sheet and Working Capital calculation determined by Parent therefrom will be deemed agreed to by the DWC LP and Parent and will be conclusive and binding on the Sellers.

          (c) If DWC LP timely gives an Objection Notice, Parent and DWC LP will attempt amicably to resolve their disputes reflected in the Objection Notice, and any amount agreed to in writing shall be conclusive and binding upon the parties for purposes of this Section 2.8. If Parent and DWC LP do not resolve all disputes as reflected in the Objection Notice on or prior to the 10th day after the Objection Notice is given, then Parent's and DWC LP's independent accountants shall designate the Chicago office of an independent accountant from among the "big six" accounting firms (the "INDEPENDENT ACCOUNTING FIRM") to resolve all remaining accounting disputes reflected in the Objection Notice. The Independent Accounting Firm shall resolve the disputes reflected in the Objection Notice within 30 days of the submission of all remaining disputes thereto. The Preliminary Closing Balance Sheet, as adjusted by the Independent Accounting Firm, and the Working Capital determined by the Independent Accounting Firm will be conclusive and binding upon the parties with respect to accounting matters for purposes of this
Section 2.8; provided, that the Independent Accounting Firm (i) delivers its
             --------
determination to the parties in writing, (ii) uses the definitions and accounting principles set forth in this Agreement and (iii) determines the Working Capital to be in the range between the Working Capital initially determined by the Parent's accountant and that set forth in the Objection Notice. The fees and expenses of the Independent Accounting Firm will be paid 50% by the Parent and 50% by the Sellers. The closing balance sheet as agreed by the DWC LP and Parent or as prepared by the Independent Accounting Firm in accordance with the foregoing is referred to herein as the "CLOSING BALANCE SHEET" and the determination of Working Capital as reflected thereon (as agreed to by DWC LP and the Parent or specified by the Independent Accounting Firm) is referred to as the "CLOSING WORKING CAPITAL."

          (d) Each accounting term used herein shall have the meaning that is applied thereto in accordance with GAAP and each account included in the Preliminary Closing Balance Sheet and Closing Balance Sheet shall be calculated in accordance with GAAP and shall be consistent with the books and records of the Sellers (which books and records shall be correct and complete); provided,
                                                                     --------
that all known errors and adjustments shall be taken into account in the calculation of each account set forth above, regardless of their materiality and all proper accruals, including, accruals for payroll, vacation, profit sharing and other employee benefits shall be reflected therein.

          (e) Within ten (10) days following the determination of Closing Working Capital in accordance with this Section 2.8, (i) if Closing Working Capital is less than the Working Capital Estimate, Sellers shall pay to the Purchasers the amount of such difference, (ii) if Closing Working Capital is greater than the Working Capital Estimate, the Purchasers shall pay to DWC LP, for the account of the Sellers, such difference, (iii) if the amount of liabilities, reserves or accruals (other than those included in the calculation of the Working Capital) reflected on the Closing Balance Sheet exceed the liabilities, reserves or accruals (other than those included in the calculation of the Working Capital Estimate) reflected on the Estimated Closing Balance Sheet, the Sellers shall pay to the Purchasers the amount of such difference and
(iv) if the amount of liabilities, reserves or accruals (other than those included in the calculation of the Working Capital) reflected on the Closing Balance Sheet is less than the liabilities, reserves or accruals (other than those included in the calculation of the Working Capital Estimate) reflected on the Estimated Closing Balance Sheet, the Purchasers shall pay to the Sellers the amount of such excess. All payments under this Section 2.8(e) shall be made by certified check or wire transfer of immediately available funds to an account specified by the recipient, provided, that Purchasers shall have the right, at their sole option, to reduce the Post-Closing Purchase Price Payment by any amount Sellers fail to pay to Purchasers in accordance with this Section 2.8(e). Amounts payable pursuant to clauses (i),
(ii), (iii) and (iv) of this Section 2.8(e) may be offset against each other.

          (f) For purposes of the foregoing, "WORKING CAPITAL" shall be defined as current assets included in the Subject Assets less current liabilities, not including Excluded Liabilities, of the Sellers, in each case as determined in accordance with GAAP.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          The Sellers hereby jointly and severally represent and warrant to the Parent and each of the Purchasers as follows:

      SECTION 3.1 EXISTENCE; QUALIFICATION. Each of DWC LP, West LP and Thermax LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full partnership power and authority and all licenses, permits and authorizations necessary to own its assets and carry on its respective business as presently conducted and to execute and deliver this Agreement and each Related Document to which it is a party and to carry out the terms hereof and thereof. Each Seller is duly qualified to do business as a foreign corporation in each jurisdiction in which the character of the property owned or leased by it or the nature of its business requires it to so qualify, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.2 AUTHORIZATION; NO CONFLICT; ENFORCEABILITY. Each Seller has full power and authority and has taken all partnership and other action necessary to execute and deliver this Agreement and each of the Related Documents to which it is a party and to carry out the terms hereof and thereof and to deliver the Subject Assets, and none of such actions will violate, contravene, or conflict with any provision of the DWC Partnership Agreement, the West Partnership Agreement or the Thermax Partnership Agreement, or of any applicable law, regulation, order, judgment, decree, ruling, charge, or other restriction of any Governmental Entity, or result in the breach of or constitute a default under (or an event which, with notice or lapse of time or both would constitute a default) create in any party the right to accelerate, modify or cancel, or require any notice under any agreement, instrument or understanding to which any Seller is a party or by which it or its assets may be bound. This Agreement and each of the Related Documents, as applicable, constitutes a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms.

      SECTION 3.3 SUBSIDIARIES. Set forth on SCHEDULE 3.3 is a complete and correct list of each Subsidiary of DWC LP, the total authorized, issued and outstanding shares of capital stock or other ownership partnership interests of each such Subsidiary and the record and beneficial ownership thereof. Except as specified on SCHEDULE 3.3, DWC LP owns all of the issued and outstanding capital stock or partnership interests in each of the entities listed on SCHEDULE 3.3. Each Subsidiary is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate or partnership, as the case may be, power and authority to own its assets and carry on its respective business as presently conducted and is duly qualified to conduct business as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it or the nature of its business requires it to so qualify, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except for its Subsidiaries listed on SCHEDULE 3.3, DWC LP does not own directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or other ownership interest in any other Person. Neither West LP nor Thermax LP owns directly or indirectly any capital stock of or equity or other ownership interest in any Person.

      SECTION 3.4   FINANCIAL STATEMENTS.  Attached hereto as SCHEDULE 3.4 are
(a) the audited combined balance sheets, and the audited combined statements of earnings and cash flows of DWC LP and its Subsidiaries for the years ended December 31, 1993, December 31, 1994, and December 31, 1995 including the notes thereto, together with the relevant auditors' report with respect thereto and
(b) the unaudited consolidated proforma balance sheet of DWC LP and its Subsidiaries as of August 31, 1996 (the "LATEST BALANCE SHEET") and related statements of earnings. All of the foregoing financial statements are hereinafter collectively referred to as the "FINANCIAL STATEMENTS." Except as set forth in SCHEDULE 3.4, the Financial Statements have been prepared from, and are in accordance with, the books and records of Sellers, are correct and complete, and fairly present the transactions, assets and liabilities of the Sellers and the consolidated financial position and consolidated results of operations of the Sellers as of the dates and for the periods indicated, in each case in accordance with GAAP applied on a consistent basis.

      SECTION 3.5   ABSENCE OF CERTAIN CHANGES; CONDUCT OF BUSINESS.

          (a) Since the date of the Latest Balance Sheet, the Business has been carried on in the Ordinary Course of Business without interruption and the Sellers have used commercially reasonable efforts to maintain their respective business, assets, relations with employers, suppliers, licenses and operations related to the Business as an ongoing business in accordance with past custom and practice. Without limiting the generality of the foregoing, since the date of the Latest Balance Sheet, none of the Sellers has:

          (i) sold, leased, assigned or otherwise transferred any of its assets, tangible or intangible (other than sales of inventory and obsolete or unnecessary machinery and equipment in the Ordinary Course of Business, for a fair consideration and to parties that are not Affiliates of the Sellers and use of supplies in the Ordinary Course of Business);

          (ii) permitted any of its assets, tangible or intangible, to become subject to any Lien (other than any Permitted Lien);

          (iii) terminated or amended, suffered the termination or amendment of, failed to perform in all material respects all of its obligations or suffered or permitted any material default to exist under, any material agreement, license or permit;

          (iv) incurred any indebtedness for borrowed money in excess of $10,000 or made any capital expenditures or commitments therefor other than in the Ordinary Course of Business in accordance with plans of the Sellers in effect on the date hereof;

          (v) suffered any damage, destruction or loss of tangible property (whether or not covered by insurance) which in the aggregate exceeds $50,000;

          (vi) canceled, waived or released any debt, claim or right in an amount exceeding $10,000 or otherwise of substantial value; made any change in collection, payment or credit practices; made any change in any method of accounting or accounting practice or procedure; suffered or caused any other occurrence, event or transaction outside the Ordinary Course of Business which could be material to the Business or to the Subject Assets;

          (vii) declared, set aside or paid any dividend or made any other distribution to any of its partners except for (1) distributions in the Ordinary Course of Business for the payment of Taxes by the partners thereof, (2) distributions paid to Gaylord Enterprises, Inc. not in excess of $50,000 per calendar quarter, (3) a 15% owner's distribution as contemplated by the DWC Partnership Agreement and (4) payments made pursuant to existing employment agreements listed on SCHEDULE 3.16(A) hereto;

          (viii) entered into or become party to any agreement, arrangement or transaction with any of its Affiliates including, without limitation, any
    (i) loan or advance of funds, or made any other payments to any of its Affiliates or (ii) creation or discharge of any intercompany account, other than in the Ordinary Course of Business or which relate to Excluded Assets or Excluded Liabilities; or

          (ix) agreed or committed, in writing or otherwise, to any of the foregoing.

          (b) Since December 31, 1995 there has been no Material Adverse Change.

      SECTION 3.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Seller has any Liability (and, to Sellers' knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for
(a) Liabilities set forth on the face of the Latest Balance Sheet (as opposed to in the notes thereto), (b) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which is a Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), (c) Liabilities for obligations under contracts included in the Subject Assets (none of which is a Liability for breach of contract) and (d) Liabilities set forth on SCHEDULE 3.6.

      SECTION 3.7 LITIGATION. Set forth on SCHEDULE 3.7 is a list and description of (i) each outstanding injunction, judgment, order, decree, ruling, complaint or charge to which any Seller is subject (as opposed to in the notes thereto) and (ii all claims, suits, proceedings or investigations pending or, to the knowledge of the Sellers, threatened against or affecting the Sellers, any Affiliate thereof or the Business. Except as set forth on SCHEDULE 3.7, no such claim, suit, proceeding or investigation, could have a Material Adverse Effect.

      SECTION 3.8 LICENSES; COMPLIANCE WITH LAW, AGREEMENTS. Sellers have all franchises, permits, licenses and other governmental authorizations or rights necessary to allow Sellers to conduct the Business in the manner presently conducted, or proposed to be conducted, all of which have been obtained and are in full force and effect and have not been modified or amended, and, to the extent included in the Subject Assets, will continue to be in full force and effect following the consummation of transactions contemplated in this Agreement and the Related Documents. No Seller is in violation of any order or decree of any court, or of any law, order or regulation of any Governmental Entity, or of the provisions of any contract or agreement to which it is a party or by which it is bound, and neither this Agreement nor the Related Documents nor the transaction contemplated hereby or thereby will result in any such violation. Except as set forth on SCHEDULE 3.8, the Business has been conducted and each of the Sellers is in material compliance with all federal, state and local laws, ordinances, rules and regulations.

      SECTION 3.9 THIRD-PARTY APPROVALS. Except as set forth on SCHEDULE 3.9 and for compliance with the HSR Act, no Seller is required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Entity or other third party in connection with the execution and delivery of this Agreement or any of the Related Documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby to occur on the Closing Date.

      SECTION 3.10 TITLE TO ASSETS. (a) Sellers, taken together, have good and marketable title to, or a valid leasehold interest in, all of the Subject Assets and (b) each such Subject Asset is free from any Liens (other than Permitted Liens), is free from any material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is used.

      SECTION 3.11 PURCHASED INVENTORY. All of the Purchased Inventory (including bargain-priced Inventory purchased by Sellers in the Ordinary Course of Business for resale) consists of a quality and quantity usable or salable in the Ordinary Course of Business and is properly reflected on the Financial Statements in accordance with GAAP consistently applied.

      SECTION 3.12   OWNED AND LEASED REAL PROPERTY.

          (a) Set forth on SCHEDULE 3.12(A) is a complete and correct legal description of each parcel of real property owned by the Sellers ("OWNED PROPERTY"). Sellers, taken together, have good record and marketable title to each parcel of Owned Property included in the Real Estate. None of the Owned Property is subject to any Lien, other than Permitted Liens.

          (b) Set forth on SCHEDULE 3.12(B) is a list of all agreements, including all amendments, extensions and other modifications (the "LEASES"), included in the Subject Assets pursuant to which real property (the "LEASED PROPERTY") is leased to any Seller (a true and correct copy of each applicable Lease as in effect as of the Closing has been delivered to the Parent or the

Purchasers). The Sellers, taken together, have valid and enforceable leasehold interests in and to all of the Leased Property, free and clear of all Liens, other than Permitted Liens. There exists no default (nor any event which with notice, lapse of time, or both would constitute a default) with respect to any such Lease by any party thereto. Each such Lease is in full force and affect and subsequent to the applicable Seller's assignment of such Lease to the Purchasers pursuant to this Agreement, subject to receiving the proper consents thereunder, will be enforceable against the lessor in accordance with their terms.

          (c) The Real Estate constitutes all of the real property owned, leased, occupied or otherwise utilized in connection with the Business. Other than the Sellers, there are no parties in possession or parties having any current or future right to occupy any of the Real Estate. The Real Estate is in good condition and repair and is sufficient and appropriate for the conduct of the Business. The Real Estate and all plants, buildings and improvements located thereon conform to all applicable building, zoning and other laws, ordinances, rules and regulations. All permits, licenses and other approvals necessary to the current occupancy and use of the Real Estate have been obtained, are in full force and effect, and the Real Estate and business are conducted in conformity therewith. The Sellers are not in violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Estate. All improvements located on the Real Estate have direct access to a public road adjoining such Real Estate. No such improvements or accessways encroach on land not included in the Real Estate and no such improvement is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Estate. There is no pending or, to the knowledge of the Company and its Subsidiaries, any threatened condemnation proceeding affecting any portion of the Real Estate.

      SECTION 3.13   CUSTOMERS, DISTRIBUTORS AND SUPPLIERS.  Set forth on
SCHEDULE 3.13 is a list of the names and addresses of the ten largest customers (in dollar amount) of Sellers' direct product sales, the distributors that distributed in aggregate 75% (in dollar amount) of Sellers' products distributed, and the ten largest suppliers (in dollar amount) of Sellers' inventory (raw material and finished product), in each case since December 31, 1995. Each Seller maintains good relations with and has not been notified that it may lose (i) any direct customer or any group of direct customers or any distributor or group of distributors (whether related or unrelated) which accounted for more than 10% of the aggregate sales of Sellers' products since December 31, 1995, or (ii) any supplier which accounted for more than 10% of the aggregate supplies or equipment purchased by such Seller since December 31, 1995.

      SECTION 3.14 AGREEMENTS. Except as set forth on SCHEDULE 3.14, the Seller is not a party to any agreement that provides for payments that are materially above or below Fair Market Value or where the termination thereof could reasonably be expected to have a Material Adverse Effect. All agreements included in the Subject Assets have been entered into in the Ordinary Course of Business.

      SECTION 3.15   INTELLECTUAL PROPERTY.

          (a) Set forth on SCHEDULE 3.15(A) is a list of all (i) patented and registered Intellectual Property and pending patent applications and applications for the registration of Intellectual Property, in each case owned by any Seller; (ii material trade or corporate names used by the Sellers; (ii material computer software and databases created or used by the Sellers; (iv material unregistered trademarks and copyrights owned or used by the Sellers; and (v) licenses and other rights granted by the Sellers to any third party or by any third party to any Seller, in each case with respect to Intellectual Property.

          (b) (i) One or more Sellers owns or has a valid license to use all Intellectual Property necessary for the operation of the Business as currently conducted or proposed to be conducted, free and clear of any Liens or adverse claims; (ii) no claim by any third party contesting the validity, enforceability, ownership or use of any of the Intellectual Property owned or used by the Sellers has been made, is currently outstanding or is threatened, and there are no grounds for the same; (iii) the loss or expiration of any individual Intellectual Property right or related group of Intellectual Property rights owned or used by the Sellers would not have a Material Adverse Effect, and no such loss or expiration is threatened, pending or reasonably foreseeable;
(iv) no Seller received any notice of, nor is any Seller aware of any facts which indicate a likelihood of any infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property owned or used by the Sellers; (v) no Seller has infringed, misappropriated or otherwise conflicted with any Intellectual Property of any third party, and the Sellers are not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as currently conducted or proposed to be conducted and (vi) Sellers have taken all necessary action to maintain and protect all material Intellectual Property owned or used by it.

      SECTION 3.16   EMPLOYEES.

          (a) Except as set forth on SCHEDULE 3.16(A), no Seller is party to or bound by any contract or agreement for the employment of any Person.

          (b) Except as set forth on SCHEDULE 3.16(B), since January 1, 1995, no group of employees of any Seller relating to the business has terminated, or to the knowledge of the Sellers, plans to terminate, employment with Sellers. Except as set forth on SCHEDULE 3.16(B), no Seller is a party to or bound by any collective bargaining agreement, nor has it experienced any strike, union grievance, claim of unfair labor practice or other collective bargaining dispute relating to the Business. Except as set forth on SCHEDULE 3.16(B), to the knowledge of Sellers there is no organizational effort being made or threatened by or on behalf of any labor union with respect to employees of Sellers relating to the Business and there is no other question concerning representation of any Seller. No Seller has committed any unfair labor practice or violated any federal, state or local law or regulation regulating employers or the terms and conditions of its employees' employment, including laws regulating employee wages and hours, employment discrimination, employee civil rights, equal employment opportunity and employment of foreign nationals other than such practice or violations which would not cause a Material Adverse Effect.

          (c) Any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been satisfied. No Seller has implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state or local law or regulation, and no layoffs that could implicate such laws or regulations will be implemented before Closing without advance notification to Purchasers.

      SECTION 3.17   EMPLOYEE BENEFITS.

          (a) Set forth on SCHEDULE 3.17 is a list of all Plans contributed to, maintained or sponsored by any Seller relating to the Business, to which any Seller is obligated to contribute or with respect to which any Seller has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by a member of a controlled group of companies, within the meaning of Section 414 of the Code (or with respect to which any such controlled group member has any direct or indirect liability or potential liability), of which any Seller is or was a member, to the extent such Seller has any liability or potential liability with respect to such Plan.

          (b) Except as set forth in SCHEDULE 3.17, no Seller has any obligation to contribute to and no liability or potential liability (including actual or potential withdrawal liability) relating to the Business with respect to any "multiemployer pension plan", as such term is defined in Section 3(37) of ERISA, or with respect to any employee benefit plan of the type described in Section 4063 and 4064 of ERISA or in Section 413(c) of the Code and the regulations promulgated thereunder.

          (c) Except as set forth on SCHEDULE 3.17, none of the Sellers contributes to or has any liability or potential liability with respect to any Plan relating to the Business which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

          (d) Except as set forth in SCHEDULE 3.17, none of the Plans obligates any Seller to pay separation, severance, termination or similar benefits relating to the Business solely as a result of any transaction contemplated by this Agreement.

          (e) With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made relating to the Business. With respect to each Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made relating to the Business.

          (f) Each Plan and all related trusts, insurance contracts and funds relating to the Business have been maintained, funded, and administered in compliance in all material respects with all applicable laws and regulations, including ERISA and the Code. Each Seller has complied in all material respects with all applicable reporting and disclosure requirements with respect to each Plan. None of the Sellers nor any trustee or administrator of any Plan or other Person has engaged in any transaction with respect to any Plan relating to the Business which could subject Purchasers or any trustee or administrator of such Plan, or any party dealing with such Plan, to any material Tax or penalty (civil or otherwise) imposed by ERISA or the Code. No material actions, suits, investigations or claims with respect to the Plans (other than routine claims for benefits) or with respect to any fiduciary or other person dealing with any Plan relating to the Business are pending or threatened and, to the knowledge of Sellers, there are no facts which could give rise to or be expected to give rise to any such actions, suits, investigations or claims.

          (g) No Plan relating to the Business that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency", as such term is defined in such Sections of ERISA and the Code, whether or not waived. None of the assets of Sellers relating to the Business is the subject of any Lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and, to the knowledge of Sellers there are no facts which could be expected to give rise to such a Lien.

          (h) Each Plan relating to the Business that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could reasonably be expected to have an adverse effect on the qualification of such Plan or the tax exempt status of such related trust.

          (i) With respect to each Plan relating to the Business, Sellers have provided the Parent and the Purchasers with copies, to the extent applicable, of all documents pursuant to which the Plans are maintained, funded and administered, the most recent annual report (Form 5500 series) filed with the IRS (with attachments), the most recent financial statement and all governmental rulings, determinations and opinions (including the most recent IRS favorable determination letter) (and pending requests for governmental rulings, determinations and opinions).

      SECTION 3.1   ENVIRONMENTAL HEALTH AND SAFETY MATTERS.

          (a) No Seller has violated any Environmental Requirements or Health and Safety Requirements in the operation of its business.

          (b) The Sellers' have obtained and complied with, and each is in compliance with, all permits, licenses or other authorizations that may be required pursuant to Environmental Requirements or Health and Safety Requirements for the occupation of their respective facilities and the operation of its business.

          (c) No Seller has received any claim, complaint, citation, report or other written or oral notice regarding any Liabilities, including any investigatory, remedial or corrective obligations, arising under Environmental Requirements or Health and Safety Requirements.

          (d) None of the following exists at any property owned or occupied by
Sellers:

          (i) Underground storage tanks or surface impoundments;

          (ii  Asbestos-containing material in any form or condition;

          (ii  Materials or equipment containing polychlorinated biphenyls; or

               (iv  Landfills or other waste disposal areas;

except in the case of (i), (ii), (iii) or (iv) for such items that are in compliance with all applicable Environmental Requirements or Health and Safety Requirements and where no remedial actions are currently necessary or advisable to prevent any present or future Liability.

          (e) No Seller has treated, stored, disposed or, arranged for or permitted the disposal of, transported, handled, or Released any substance, including without limitation any hazardous substance, or owned or operated any facility or property (and no such facility or property is contaminated with any substance), so as to give rise to any Liability for response costs, natural resource damages or attorneys fees pursuant to CERCLA or other Environmental Requirements or Health and Safety Requirements.

          (f) No facts, events or conditions relating to the past or present facilities, properties or operations of Sellers will prevent, hinder or limit continued compliance with Environmental Requirements or Health and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Requirements or Health and Safety Requirements, or give rise to any other Liabilities, including investigatory, remedial or corrective obligations, pursuant to Environmental Requirements or Health and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) Neither this Agreement nor the transaction that is the subject of this Agreement imposes any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any so-called "transaction triggered" Environmental Requirement.

          (h) None of the Sellers has either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other Person relating to Environmental Requirements or to Health and Safety Requirements.

          (i) No Environmental Lien has attached to any property owned, leased or operated by any Seller.

      SECTION 3.19   TAX MATTERS.  Except as set forth on SCHEDULE 3.19:

          (a) Each Seller has at all times since its formation qualified as a partnership which is not publicly traded for Federal and State income tax purposes.

          (b) Each Seller has timely filed all Tax Returns that it was required to file, each such Tax Return has been prepared in compliance with all applicable laws and regulations and all such Tax Returns were true and accurate in all respects. All Taxes owed by any Seller (whether or not shown on any Tax Return) have been timely paid, or an adequate reserve has been established on such Seller's books and records.

          (c) Each Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) There is no unresolved dispute or claim concerning any Tax Liability of any Seller either (i) claimed or raised by any authority in writing or (ii) as to which the Sellers or their respective general partners (and partners or employees responsible for Tax matters) of Sellers have knowledge.

          (e) None of the Sellers, nor their respective general partners (and partners or employees responsible for Tax matters) expects any authority to claim or assess any amount of additional Taxes against such Seller for any period for which Tax Returns have been filed.

          (f) There are no recorded liens for Taxes upon the assets of the Business, except for liens for current taxes not yet due.

          (g) No Seller has any contractual liability to indemnify or reimburse any person for Taxes, except pursuant to the Partnership Agreements.

      SECTION 3.20 ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable of the Sellers reflected on the Latest Balance Sheet, and all accounts and notes receivable arising subsequent to the date of the Latest Balance Sheet, in each case, have arisen in the Ordinary Course of Business, shall be good and valid receivables (subject to no counterclaims or offset, except to the extent reserved in the Financial Statements or the Closing Balance Sheet), and to Sellers' knowledge, are collectible within 90 days after the Closing Date at the aggregate amount recorded therefor on the Closing Balance Sheet, subject only to reserves for doubtful accounts set forth on the Closing Balance Sheet.

      SECTION 3.21 INSURANCE. SCHEDULE 3.21 hereto contains an accurate and complete description of all policies of fire, liability, workmen's compensation and other forms of insurance owned and held by any Seller under which coverage has been and will, subject to normal renewals, through the Closing, be made available to the Sellers. Such policies are in adequate amounts. Except as set forth in SCHEDULE 3.21, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to an including the Closing Date which are due and payable will have been paid, none of the Sellers has received any notice of cancellation or termination with respect to any such policy, and nothing has been done or has been omitted to be done which could result in any such policies being or becoming void or voidable as to the activities of the Sellers through the Closing. Except as set forth in SCHEDULE 3.21, such policies will remain in full force and effect in accordance with their respective terms and conditions and will cover all claims of the type normally covered by such insurance policies made against any of the Sellers which have their causes or origin during such period of coverage through the Closing. All of such policies have been issued by reputable insurance companies actively engaged in the insurance business. All known claims or circumstances likely to give rise to any claims, if any, made against any Seller have been disclosed and tendered to the appropriate insurance companies and are being defended by such appropriate insurance companies in accordance with the policy terms and limits.

      SECTION 3.22 PRODUCT WARRANTY; PRODUCT LIABILITY. Except for providing warranties that are consistent with manufacturer's warranties, warranties with respect to conformance with specifications provided by customers and pursuant to applicable law, no product sold or distributed by any Seller is subject to any guaranty, warranty or other indemnity, except for warranties arising in the Ordinary Course of Business where the remedy for breach thereof is limited to repair or providing replacement product. The products manufactured, sold, leased and delivered by the Sellers have conformed in all material respects with all applicable contractual commitments and all express and implied warranties. There is no existing liability, claim, or to the knowledge of the Sellers, threatened claim or other obligation (and there is no reasonable basis for any present or future charge, complaint, action, suit proceeding, hearing, investigation, claim or demand against any Seller) of any kind arising from or alleged to arise from any actual or alleged injury to Persons or property as a result of the ownership, possession or use of any product manufactured, sold or distributed by any Seller.

      SECTION 3.23 NO BROKERS. None of the Sellers nor any of their Affiliates has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or the Related Documents.

      SECTION 3.24   TRANSACTIONS WITH AFFILIATES.  Except as set forth on
SCHEDULE 3.24 hereto, no Affiliate of any Seller is involved in any business arrangement or relationship, other than as an employee or partner, with any of the Sellers (whether written or oral), and none of such Affiliates owns any property or right, tangible or intangible, which is used or useful in the Business. Except as set forth on SCHEDULE 3.24, all transactions set forth on
SCHEDULE 3.24 were or are on terms no less favorable than could be obtained from an unrelated third party. Since the date of the Latest Balance Sheet, no Affiliate of any Seller has loaned any money to or borrowed any money from any Seller which in either case remains outstanding as of the date hereof. Since the date of the Latest Balance Sheet, no Affiliate of any Seller has transferred any Liability, property or right, tangible or intangible, to any Seller and no Seller has transferred any property or right, tangible or intangible, to any of its Affiliates, except payments contemplated by Section 3.5(vii) and for ordinary rent payable under leases described in SCHEDULE 3.24.

      SECTION 3.25 SUFFICIENCY OF ASSETS. The Subject Assets constitute all of the assets necessary to conduct the Business in the ordinary course and consistent with past custom and practice as at December 31, 1995 and as of the date hereof.

      SECTION 3.26 DISCLOSURE. Neither this Agreement, nor any Related Document, nor any written statement made by the Sellers in connection herewith or therewith, or the transactions contemplated hereby or thereby contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein complete and not misleading. All information provided to the Parent, the Purchasers and their agents by the Sellers and their Affiliates or their respective agents is true, complete and correct in all material respects.

      SECTION 3.27 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties contained in this Article III shall be true, correct and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                                  ARTICLE IV.

          REPRESENTATIONS AND WARRANTIES OF THE PARENT AND PURCHASERS

          The Parent and the Purchasers jointly and severally represent and warrant to the Sellers as follows:

      SECTION 4.1 EXISTENCE. The Parent and each Purchaser is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware and has full authority to execute this Agreement and each Related Document to which it is a party and to carry out the terms hereof and thereof.

      SECTION 4.2   AUTHORIZATION AND ENFORCEABILITY.   The Parent and each
Purchaser has full power and authority and has taken all corporate and other action necessary to execute and deliver this Agreement and each of the Related Documents to which it is a party and to carry out the terms hereof and thereof, and none of such actions will violate, contravene, or conflict with any provision of the Parent's or such Purchaser's Certificate of Incorporation or By-Laws, or of any applicable law, regulation, order, judgment, decree, ruling, charge, or other restriction of any Governmental Entity, or result in the breach of or constitute a default under (or an event which, with notice or lapse of time or both would constitute a default) create in any party the right to accelerate, modify or cancel, or require any notice under any agreement, instrument or understanding to which the Parent or any Purchaser is a party or by which it or its assets may be bound. This Agreement and each of the Related Documents, as applicable, constitutes a legal, valid and binding obligation of each the Parent and each Purchaser, enforceable against such Seller in accordance with its terms.

      SECTION 4.3 GOVERNMENT APPROVALS. Neither the Parent nor the Purchaser is required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency or third party in connection with the execution and delivery of this

Agreement or any of the Related Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, except filings required under the HSR Act and any authorization or consent required from Parent's lenders.

      SECTION 4.4 NO BROKERS. Neither the Parent, any Purchaser nor any of their Affiliates has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or the Related Documents.

      SECTION 4.5 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties contained in this Article IV shall be true, correct and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.


                                   ARTICLE V.

                         COVENANTS AND OTHER AGREEMENTS

      SECTION 5.1 GENERAL. Each of the parties will use its reasonable best efforts to take or cause to be taken all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below) and the Related Documents.

      SECTION 5.2   OPERATIONS OF BUSINESS.

          (a) Each of Sellers covenants and agrees that from the date of this Agreement through the Closing, except as the Parent may approve otherwise in writing, or as otherwise expressly contemplated or permitted by the Transaction Documents, the Sellers will conduct the Business in the ordinary course in accordance with past practice.

          (b) With respect to the Subject Assets and the Business, the Sellers shall not, without the prior written consent of the Parent, which consent shall not be unreasonably withheld:

          (i) incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any Liability, including indebtedness for money borrowed or purchase money indebtedness, except trade or business obligations or Liabilities incurred in the Ordinary Course of Business;

          (ii) permit or allow any of the Subject Assets to be subject to any Lien (other than Permitted Liens) or sell, transfer, lease or otherwise dispose of any such Subject Assets, except in the Ordinary Course of Business;

          (iii) grant any increase in salaries or commissions payable or to become payable to any executive of the Business, except normal increases in salaries and commissions in accordance with Sellers' existing compensation practice;

          (iv)    terminate any member of Sellers' senior management;

          (v) enter into any contract, agreement or commitment or take any other action which, if entered into or taken prior to the date of this Agreement, would cause any representation or warranty of the Sellers (including with respect to Section 3.5) to be untrue;

          (vi) make any capital expenditure or commitment therefor for additions to property, equipment or facilities in excess of $100,000 in the aggregate, except for capital expenditures scheduled on the date hereof and in the Ordinary Course of Business;

          (vii) license, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right under or respecting, or enter into any settlement regarding the breach or infringement of any material Intellectual Property; or

          (viii) agree, whether in writing or otherwise, to do any of the foregoing.

      SECTION 5.3 CERTAIN LEASED PROPERTY. Sellers covenant and agree to use their collective best efforts to make the Leased Property listed on SCHEDULE 5.3 hereto (the "190 PROPERTY") available to the applicable Purchaser until the sixth month anniversary of the Closing Date on terms and conditions no less favorable to the applicable Purchaser than those currently available to Sellers under the Lease with respect to such Leased Property.

      SECTION 5.4 ACCESS TO RECORDS. Between the date of this Agreement and the Closing, the Sellers will permit the Parent, the Purchasers and their representatives (including lenders, legal counsel and accountants) to have access at reasonable times, and in a manner so as not to interfere with the normal business operations of the Sellers, to all premises, properties, personnel, books, records (including tax records), independent accountants, contracts, and documents of or pertaining to the Business. If the transactions contemplated by this Agreement are not consummated (and in any event prior to the Closing Date), the Parent and the Purchasers will maintain the confidentiality of all information and materials obtained from Sellers except to the extent disclosure of any such information is authorized by Sellers or required by law, and upon termination of this Agreement, the Parent and the Purchasers and their representatives will return to Sellers all materials obtained from Sellers in connection with the transactions contemplated by this Agreement and all copies thereof. The provisions of this Section 5.4 will not apply to any information, documents or material which are in the public domain other than by reason of a breach of this Section 5.4.

      SECTION 5.5 NOTICE OF DEVELOPMENTS. The Sellers may elect at any time to notify the Parent of any development causing a breach of any of the representations and warranties in Section 3 above; provided that no such notice
                                                   --------
delivered pursuant to this Section 5.5 shall be deemed to have qualified the representations and warranties contained in Article III above, or to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development. From the date of this Agreement until the Closing, the Parent and the Purchasers promptly will notify the Seller if any representation and warranty of the Parent or any Purchaser set forth in this Agreement was untrue when made or subsequently has become untrue.

      SECTION 5.6 EXCLUSIVITY. Unless and until this Agreement shall have been terminated pursuant to Section 8.1, none of the Sellers nor any of their respective employees, agents, representatives or Affiliates shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, or encourage inquiries or proposals (each, an "ACQUISITION PROPOSAL") with respect to, or furnish any information relating to or participate in any negotiations or discussions concerning, or enter into any agreement with respect to, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, the Business or any business combination with any Seller other than as contemplated by this Agreement (a "THIRD PARTY ACQUISITION"). The Sellers shall, and shall cause each of their respective Affiliates to, immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal except as required pursuant to Section 7 of the Ownership Agreement. Each of the Sellers represent that it is not a party to or bound by any agreement with respect to an Acquisition Proposal other than under this Agreement or the Ownership Agreement. Each of the Sellers shall cause its officers, directors, agents and advisors to comply with the provisions of this Section 5.6.

      SECTION 5.7 PUBLIC ANNOUNCEMENTS. None of the Sellers, the Parent nor the Purchasers shall make, nor permit any agent or Affiliate to make, any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other, except any public disclosure which either party in good faith believes is required by law (in which case the disclosing party will consult with the other party prior to making such disclosure). The Parent and the Sellers shall jointly agree on the content and substance of all public announcements concerning the transactions contemplated hereby.

      SECTION 5.8 TRANSACTION EXPENSES; TRANSFER TAXES. Each of the Purchasers and the Sellers will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Purchasers shall bear 50% and Sellers shall bear 50% of (a) any and all transfer taxes, stamp and recording taxes, sales, use and gross receipts taxes and other miscellaneous closing fees or costs associated therewith, and (b) any title insurance premiums, survey preparations and certification costs and other miscellaneous expenses in connection therewith.

      SECTION 5.9 FURTHER ASSURANCES. From and after the Closing, each of the Purchasers and the Sellers will, and will cause its Affiliates to, execute and deliver such further instruments of sale, conveyance, transfer, assignment and delivery and such consents, assurances, powers of attorney and other instruments and take such other action as reasonably may be necessary to in order to vest in the Purchasers all right, title and interest of the Sellers in and to the Subject Assets and to otherwise further effectuate and carry out the transactions contemplated by this Agreement and the Related Documents.

      SECTION 5.10 MUTUAL ASSISTANCE. The Parent, the Purchasers and the Seller agree that they will mutually cooperate in the expeditious filing of all notices, reports and other filings with any Government Entity required to be submitted jointly by the Purchasers and the Sellers in connection with the execution and delivery of this Agreement, the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby.

      SECTION 5.11 INSURANCE. Sellers shall use commercially reasonable efforts to cause Purchasers (and if so requested by Purchasers, Parent) to be named and maintained as loss payee and additional insured under each insurance policy listed on SCHEDULE 3.21 with respect to each claim made under any such policy on and after the date hereof and Purchasers shall use commercially reasonable efforts to name Sellers as additional insureds and loss payees on all of Seller's product liability insurance policies on the Closing Date which are being assumed by Purchaser at Closing. Upon the expiration of such policies, Purchasers shall use commercially reasonable efforts to name Sellers as additional insureds and loss payees on the product liability insurance policies it maintains with respect to the Subject Assets if the incremental costs to so name Sellers is less than or equal to $1,000.00 If the incremental costs to so name Sellers exceed $1,000.00, Purchaser agrees to promptly notify Sellers of such costs. Upon receipt of such notice, Sellers shall have a period of ten
(10) days in which to pay Purchaser the incremental costs in excess of $1,000.00, and, upon such payment, Purchaser shall use commercially reasonable efforts to name Sellers as additional insureds and loss payees on such insurance policies. If Sellers fail to pay such incremental costs within such time period, Purchaser shall have no further obligations to name Sellers as additional insureds or loss payees. During the period of time that Sellers are named as additional insureds and loss payees on any of Purchaser's product liability insurance policies, Purchasers shall use commercially reasonable efforts to cause such policies to provide for delivery of not less than thirty
(30) days prior written notice of cancellation or non-renewal of such policies to Sellers or its successors.

                                  ARTICLE VI.

                              CONDITIONS PRECEDENT

      SECTION 6.1 CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS. The obligations of the Parent and the Purchasers to consummate the transactions contemplated hereby are subject to satisfaction (or written waiver) at or prior to the Closing of the following conditions:

          (a) The Parent shall, in good faith, be satisfied with the results of its due diligence review of Sellers; provided that this condition shall be
                                     --------
deemed satisfied unless Parent gives notice of its non-satisfaction on or prior to the 30th day following the date of this Agreement (provided that such period shall be extended by any period the Sellers have not complied with Section 5.4 or the Parent and its representatives and agents are denied adequate access to all Persons and/or information reasonably necessary to conduct such investigations to Parent's satisfaction);

          (b) The representations and warranties of the Sellers contained herein and in any writing delivered pursuant hereto shall be true and correct in all material respects when made and at and as of the time of the Closing with the same force and effect as though made on and as of the Closing Date (without interim disclosure);

          (c) No action, suit, investigation or proceeding shall be pending or threatened before any court or Governmental Entity to restrain, prohibit, invalidate, collect damages as a result of or otherwise interfere with this Agreement or any Related Document or any transaction contemplated hereby or thereby or which could have a Material Adverse Effect;

          (d) All acts or covenants required hereunder to be performed by the Sellers prior to the Closing shall have been fully performed;

          (e) Sellers shall have made all filings and received all consents, approvals, permits and authorizations necessary for the execution hereof and of the Related Documents to which it is a party and for the performance of its obligations hereunder and thereunder, all of which shall be in form and substance reasonably satisfactory to the Purchasers;

          (f) All franchises, trademarks, trade names, licenses and contracts necessary to own and operate the Subject Assets and the Business as they are now owned and operated shall be assigned to Purchasers on terms reasonably satisfactory to Purchasers, except as would not have a Material Adverse Effect.

          (g) No Material Adverse Change shall have occurred prior to the date of the Closing;

          (h) Purchasers and/or Parent shall be named as loss payee and additional insured on each insurance policy listed on SCHEDULE 3.21 which policies shall afford coverage in amounts reasonably satisfactory to Purchasers;

          (i) Mr. Bud Greene and Mr. Dick Rosenberg shall have entered into employment agreements on terms reasonably satisfactory to the Purchasers pursuant to which Bud Greene shall serve as chief executive officer of Dearborn/CDT and Dick Rosenberg shall serve as president of Dearborn/CDT, and such other executives and employees as Purchasers request shall have entered into employment agreements with Purchasers on terms reasonably satisfactory to the Purchasers ;

          (j) The Parent and Purchasers shall have received the written opinion of D'Ancona & Pflaum in the form and substance reasonably requested by Parent;

          (k) DWC LP shall have delivered to the Purchasers:

              1) a certificate of a duly authorized officer of the managing general partner of each Seller dated as of the Closing Date
                   (A) stating that the conditions set forth in clauses (b) through (f) have been satisfied and (B) setting forth the resolutions of the board of director of the

                   General Partner authorizing the execution and delivery of this Agreement and the Related Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby and certifying that such resolutions were duly adopted and have not been rescinded or amended;

              2) a certified copy of the certificate of limited partnership of each of DWC LP, West LP and Thermax LP each certified by the Secretary of State of Delaware, together with good standing certificates from the Secretary of State of Delaware to be dated a recent date prior to the Closing Date and evidence of qualification and good standing in each other state in which the ownership of property or conduct of business by such Seller requires it to be so qualified; and

              3) such other documents relating to the transactions contemplated hereby as the Purchasers may reasonably request;

          (l) The Sellers shall have delivered to the Parent and Purchasers duly executed copies of the Noncompetition Agreement;

          (m) Purchasers shall be reasonably satisfied with the lease arrangements for the use of the 190 Property for the period from the Closing Date until the sixth month anniversary of the Closing Date;

          (n) All applicable waiting periods (and any extension thereof) under the HSR Act, if any, shall have expired or been terminated;

          (o) Sellers shall have delivered to the Purchasers duly executed patent, trademark and copyright assignment documents in a form acceptable to Purchasers and suitable for filing in the U.S. Patent and Trademark Office and the U.S. Copyright Office;

          (p) The Greene Parties and the Gaylord Parties shall have delivered to the Parent and Purchasers a duly executed copy of the Noncompetition Agreement;

          (q) Sellers shall have delivered to Purchasers a deed for each parcel of Owned Property in the form customary in the jurisdiction where such parcel is located and in form and substance reasonably acceptable to Purchasers;

          (r) A title insurance company selected by Parent (the "TITLE COMPANY") shall be willing to insure at standard rates the marketable title in and to the Owned Property in fee simple, the Sellers' leasehold estate in any financable Leased Property, to the extent requested by Parent's lenders (a "FINANCABLE LEASEHOLD"), and any mortgage lien on the Owned Property and each Financable Leasehold free and clear of all Liens, defects, claims, leases, rights of possession or other encumbrances (other than Permitted Liens) including such endorsements and affirmative coverages as Purchasers shall reasonably require including without limitation non-imputation endorsements.

Sellers shall provide all such affidavits and indemnities as the Title Company reasonably shall require in order to afford such coverages and shall bear 50% of the cost of obtaining such title insurance;

          (s) Purchasers shall have received a survey of each Owned Property and each Leased Property to which any Seller holds a Financable Leasehold conforming to the Minimum Standard Detail Requirements jointly established and approved in 1992 by ALTA and ACSM certified to the Sellers, Purchasers and the Title Company and showing no encroachments or encumbrances other than other than the matters disclosed in SCHEDULE 3.12. Sellers shall bear 50% of the cost of obtaining such surveys;

          (t) All Real Estate shall be in substantially the same condition and repair as that on the date of this Agreement, reasonable wear and tear excepted;

          (u) Purchasers shall have received (i) from each landlord under a Lease an estoppel, (ii) from each landlord under a Lease described in Schedule 3.12(b) a consent to the transactions contemplated by this Agreement and (iii) from each mortgagee and ground lessor of any Leased Property a nondisturbance agreement to the extent requested by Parent's lenders, in each case in form and substance reasonably satisfactory to Purchasers;

          (v) Purchasers shall have received from each Seller or any Affiliate that owns any of the Owned Property an affidavit (1) stating that such Seller or such Affiliate is not a "foreign person", as defined in Section 1445(f)(3) of the Internal Revenue Code, (2) setting forth such Seller's or such Affiliate's taxpayer identification number, (3) stating that such Seller or such Affiliate intends to file a U.S. income tax return with respect to the sale of such Owned Property, and (4) granting Purchasers permission to furnish a copy of such affidavit to the Internal Revenue Service; and

          (w) Parent shall have received from Bud Greene and Dick Rosenberg gross proceeds of $1,000,000 from the purchase by Messrs. Greene and Rosenberg of shares of Cable Design Technologies Corporation's ("CDT") stock at a price per share equal to 90% of the closing price of the CDT shares on the date of issuance on such other terms and conditions as shall be acceptable to the Parent; provided the opportunity to purchase CDT shares on such terms and conditions shall have been made available to each of the Greene Parties and the Gaylord Parties.

      SECTION 6.2 CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS. The obligations of the Sellers hereunder are subject to satisfaction (or written waiver) at or prior to the Closing of the following conditions:

          (a) The representations and warranties of the Parent and Purchasers contained herein and in any writing delivered pursuant hereto shall be true and correct when made and at and as of the Closing;

          (b) All acts or covenants required hereunder to be performed by the Parent or Purchasers at or prior to the Closing shall have been fully performed;

          (c) No action, suit, investigation or proceeding shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

          (d) All applicable waiting periods (and any extension thereof) under the HSR Act, if any, shall have expired or been terminated; and

          (e) The Purchasers shall have delivered to the Sellers:

              1) certificates of a duly authorized officer of the Purchasers dated as of the Closing Date (A) stating that the conditions set forth in clauses (a) through (c) have been satisfied and
                    (B) setting forth the resolutions of the board of directors of the Purchasers authorizing the execution and delivery of this Agreement and the Related Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby and certifying that such resolutions were duly adopted and have not been rescinded or amended; and

              2) such other documents relating to the transaction contemplated hereby as the Sellers may reasonably request.

                                  ARTICLE VII

                   SURVIVAL; INDEMNIFICATION; TAX ALLOCATION

      SECTION 7.1 SURVIVAL. Notwithstanding any examination made by or on behalf of the Parent or Purchasers, the knowledge of any of its officers, directors, stockholders, employees or agents, or the Parent's or any Purchaser's acceptance of any certificate or opinion, all representations, warranties, covenants and agreements of Sellers set forth in this Agreement or in any writing delivered in connection with this Agreement shall survive the Closing; provided that the representations and warranties shall survive for a period of 24 months from the Closing Date unless the Parent or a Purchaser gives notice of a breach thereof on or prior to 6:00 p.m. (New York time) and on the 24th month anniversary of this Agreement (in which case the applicable representation(s) and warranty(s) shall survive with respect to such claim until such claim is resolved.

      SECTION 7.2   INDEMNIFICATION.

     (a) The Sellers jointly and severally shall indemnify the Parent, Purchasers and any of their officers, directors, stockholders, successors and assigns (the foregoing persons, other than the Sellers, are referred to individually as a "PURCHASER INDEMNIFIED PARTY" and collectively as the "PURCHASER INDEMNIFIED PARTIES") and hold them harmless against any loss, liability, deficiency, damage or expense (including legal expenses and costs) (collectively, "LOSSES") which any Indemnified Party may suffer, sustain or become subject to, as a result of (i) the breach by the Sellers of any representation or warranty made by the Sellers in this Agreement or in the Related

Documents or other document executed in connection with the transactions contemplated hereby, (ii) the breach by the Sellers of any covenant or agreement made by the Sellers contained in this Agreement or any Exhibit or Schedule hereto, (iii) any claims of any broker or finder claiming by, through or under the Sellers and (iv) any Excluded Liability.

     (b) Parent and the Purchasers jointly and severally shall indemnify the Sellers and any of their officers, directors, stockholders, partners, successors and assigns (the foregoing persons, other than the Purchasers, are referred to individually as a "SELLER INDEMNIFIED PARTY" and collectively as the "SELLER INDEMNIFIED PARTIES") and hold them harmless against any Losses which any Seller Indemnified Party may suffer, sustain or become subject to, as a result of (i) the breach by the Parent or any Purchaser of any representation or warranty made by the Parent or any Purchaser in this Agreement or in the Related Documents or other document executed in connection with the transactions contemplated hereby,
(ii) the post-Closing breach by the Parent or any Purchaser of any covenant or agreement made by the Parent or any Purchaser contained in this Agreement or any Exhibit or Schedule hereto, (iii) any claims of any broker or finder claiming by, through or under the Parent or any Purchaser or (iv) any Assumed Liability (except to the extent that such Assumed Liability is also the basis for a misrepresentation or breach of warranty, regardless of whether recovery for such misrepresentation or breach is permitted hereunder).

     (c) The Sellers' and Parent's and Purchasers' indemnification obligations pursuant to Sections 7.2(a) and 7.2(b), respectively, shall be subject to the limitation that with respect to representations and warranties, neither the Sellers, Parent nor Purchasers shall have any indemnification obligation pursuant to Section 7.2(a) or Section 7.2(b) in the event that any such claim is made following the survival period thereof as set forth in Section 7.1. Additionally, the Sellers shall not have any obligation to indemnify the Purchaser Indemnified Parties for Losses in respect of claims made under Section 7.2(a)(i), other than with respect to any claim for breach by Sellers of the representation and warranty made in SECTION 3.10(A) OR SECTION 3.16(A), until such time as the Losses incurred suffered, sustained or born by the Purchaser Indemnified Parties exceed in aggregate $750,000 and then the Sellers shall only have the obligation to indemnify the Purchaser Indemnified Parties for such Losses that exceed in aggregate $375,000.

     (d) The Parent and Purchasers shall have the right, in its sole discretion, to set-off against the Post-Closing Purchase Price Payment payable to the Sellers under Section 2.6 hereof, any amounts payable by the Sellers to the Parent or Purchasers pursuant to this Article VII. In addition, if at the time of any required payment of any Post-Closing Purchase Price Payment payable under
Section 2.6 the Parent or Purchasers has delivered a bona fide good faith claim for indemnification under this Article VII that remains unsatisfied (whether due to a dispute over liability or validity or otherwise), the Parent or Purchasers may continue to withhold from any such payment any amount Parent and Purchasers reasonably deem necessary to satisfy such unresolved claim until the final resolution of such claim, at which time any amount not necessary to satisfy such claim (or not held back for other unsatisfied claims) shall be paid to the Sellers in accordance with Section 2.6). The right of set-off set forth in this
Section 7.2(d) shall be the Parent's and Purchaser's exclusive remedy for claims made under Section 7.2(a)(i).

      SECTION 7.3 INDEMNIFICATION PROCEDURE. If an Indemnified Party seeks indemnification pursuant to Section 7.2, such party shall give written notice to the Sellers of the facts and circumstances giving rise to the claim. Any Indemnified Party asserting a right of indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the Indemnified Party (a "THIRD PARTY CLAIM") shall promptly notify the indemnifying party (the "INDEMNIFYING PARTY") in writing of such Third Party Claim. As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings, correspondence or other documents relating thereto that are in the Indemnified Party's possession; provided that, nothing in the foregoing shall preclude an Indemnified Party from asserting any applicable privilege against disclosure with respect to such material. The Indemnified Party's failure to notify the Indemnifying Party of any such claim shall not release the Indemnifying Party, in whole or in part, from its obligations under Section 7.2 to indemnify such Indemnified Party with respect to such Third Party Claim, except to the extent that the Indemnifying Party's ability to defend against such claim is actually materially prejudiced thereby. The Indemnifying Party shall have the right to elect to assume and control the defense of any such Third Party Claims provided (i) such Indemnifying Party expressly and unconditionally acknowledges in writing its obligation to indemnify the Indemnified Party and demonstrates to Indemnified Party's reasonable satisfaction its ability to pay any such claim, (ii) such Third Party Claims is solely for money damages, (iii) no conflict of interest exists between the Indemnified Party and the Indemnifying Party and (iv) so long as the Indemnifying Party is actively and diligently pursuing the defense of any such Third Party Claim. If the Indemnifying Party elects to assume and control the defense of the Third Party Claim, the Indemnified Party shall have the right to employ counsel separate from counsel employed by such Indemnifying Party in any such action based upon such Third Party Claim and to participate in the defense thereof. The fees and expenses of such counsel employed by the Indemnified Party to participate in the defense of such Third Party Claim shall be at the expense of the Indemnified Party unless (x) the employment thereof has been specifically authorized by such Indemnifying Party in writing, (y) the Indemnifying Party has failed to assume the defense and employ counsel or the Indemnifying Party or its counsel has failed to provide an adequate defense to such claim in a timely manner or (z) one or more of the Indemnifying Parties are a party to such claim and the Indemnified Party has additional or separate defenses, or there is otherwise a conflict of interest between the Indemnified Party and any Indemnifying Party, then, in any such case, the fees and expenses of the Indemnified Party's Counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not settle any Third Party Claim for other than the payment of money (and with a full release of the Indemnified Party) unless the Indemnified Party shall consent thereto. If the Indemnifying Party does not elect to assume and control the defense of the Third Party Claim, the Indemnifying Party shall have the right to employ counsel separate from counsel employed by such Indemnified Party in such action and to participate in the defense thereof. The fees and expenses of such counsel employed by the Indemnifying Party shall be at the expense of the Indemnifying Party.

      SECTION 7.4 TAX MATTERS. The Parent, the Purchasers and the Sellers agree to treat any indemnification payment made pursuant to Section 7.2(a) as an adjustment to the Purchase Price.

      SECTION 7.5   ACCOUNTS RECEIVABLE; MAIL.

          (a) In the event that any payment of the accounts receivable or other asset included in the Subject Assets is received by the Sellers after the Closing Date, the Sellers will hold such amounts received or paid as trustee for the applicable Purchaser and remit such payments to such Purchaser by wire transfer of immediately available funds as soon as practicable (and in any event within 2 business days following receipt thereof).

          (b) The Sellers authorizes and empowers the Purchasers from and after the Closing Date (i) to receive and open mail addressed to the Sellers and (ii) to deal with the contents thereof in any manner the Purchasers sees fit; provided, in the case of clause (ii), such mail and the contents thereof relate to the Subject Assets or otherwise to the Business or to any of the Assumed Liabilities. The Sellers agree to deliver to the Purchasers promptly upon receipt of any mail, checks or documents which it receives to which it is not entitled by reason of this Agreement or otherwise and to which the Seller is entitled.

                                  ARTICLE VII

                                   EMPLOYEES

      SECTION 8.1 EMPLOYEES. Effective as of the Closing Date Seller shall fully vest all employees who become employees of Purchaser in such employees' account balances under Seller's qualified profit sharing plans and Sellers shall make a pro-rated profit sharing contribution on behalf of such employees determined notwithstanding any requirement that such employees remain employed by Seller at the end of the applicable plan year. Upon Closing, the applicable Purchaser shall offer employment to all of the applicable Seller's employees, except for the employees identified on Schedule 8.1. Other than with respect to any Excluded Liability, employees who accept and commence employment with Purchaser shall receive wages and benefits on terms commensurate with those provided to similarly situated employees of Parent. With respect to each employee of the Sellers who accepts a Purchaser's offer of employment, such Purchaser will assume and discharge the vacation pay obligations of the Sellers in accordance with the Sellers' policies and plans, other than with respect to any Excluded Liability, to the extent accrued on the Closing Balance Sheet.

      SECTION 8.2 PURCHASE INDEMNITY. Each Purchaser shall indemnify and hold the applicable Seller harmless from and against all liabilities, claims and losses (including attorneys' fees and expenses) arising under the Worker's Adjustment and Retraining Act by reason of any layoffs or termination of such Seller's employees occurring after their employment by the applicable Purchaser.

      SECTION 8.3 COLLECTIVE BARGAINING AGREEMENTS. Prior to Closing, Sellers will provide Purchasers with a "Substitution Agreement" signed by each employee representative (union) with whom Sellers have collective bargaining relationships and agreements, wherein the applicable unions agree to substitute the Purchasers for the Sellers in the applicable collective bargaining agreements, and to be bound thereby after the Closing.

      SECTION 8.4 EMPLOYEE BENEFIT PLANS. Effective as of the Closing Date, Sellers shall transfer all of the assets under and with respect to the Plans listed on Schedule 8.4 and the Purchasers shall assume the liabilities and obligations under such Plans listed on Schedule 8.4; provided, that Schedule 8.4 shall be completed prior to the Closing Date to the mutual satisfaction of Purchasers and Sellers and in the event Purchasers and Sellers do not reach agreement as to such Schedule 8.4, it shall remain blank and Purchasers shall not assume any liability under any Plan.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

      SECTION 9.1   TERMINATION.  This Agreement may be terminated:

          (a) at any time prior to the Closing by mutual written agreement of the Parent and DWC, Inc., on behalf of DWC LP;

          (b) by the Parent, at any time prior to the Closing (i) in the event any Seller is in breach of any of its representations, warranties or covenants contained in this Agreement in any material respect (provided, that such condition is not the result of any breach of any covenant, representation or warranty of the Parent or any Purchaser set forth in this Agreement or in any Related Document) and such breach is continued for a period of thirty (30) days following notice of the breach, or (ii) in the event Parent shall deliver notice to DWC LP that the condition set forth in Section 6.1(a) is not satisfied;

          (c) by the Sellers, at any time prior to the Closing in the event the Parent or any Purchaser is in breach of any of its material representations, warranties or covenants contained in this Agreement in any material respect (provided, that such condition is not the result of any breach of any covenant, representation or warranty of the Seller set forth in this Agreement or in any Related Document) and such breach is continued for a period of thirty (30) days following notice of the breach; or

          (d) by either the Purchaser or the Seller, at any time after March 31, 1997, if the Closing shall not have occurred; provided, that such deadline shall be extended by any cure period pursuant to clause 8.1(b) or (c) above.

Any termination of this Agreement pursuant to any of clauses 8.1(b) through (d) will be effected by written notice from the terminating party to the Parent (if the Sellers are the terminating party) or the Sellers (if the Parent or any Purchaser is the terminating party). Any termination of this Agreement pursuant to clause 8.1(b) or (c) will not terminate the liability of any party for any breach or default of any representation, warranty, covenant or other agreement set forth herein or in any Related Document which exists at the time of such termination.

      SECTION 9.2 NAME CHANGE. Immediately after the Closing, each of DWC LP, West LP and Thermax LP will either (i) wind-up, liquidate and dissolve or (ii) change its corporate or partnership name and any fictitious names under which it does business to a name or names which do not include (and which are not confusingly similar to) "Dearborn," "Dearborn Wire and Cable," "Dearborn West," "Thermax," "Sonic," or the name of any other Division or any derivative thereof and each of DWC LP, West LP and Thermax LP will not subsequently change its corporate name in any way or assume any fictitious name which is inconsistent with the provisions of this Section 8.2. The Parties hereby agree that from and after the Closing the Purchasers will have the sole right as against the Sellers and their Affiliates to conduct business under such names and that the Purchasers will commence doing so at the time of the Closing. Additionally, each of the Persons referenced above shall cease any use of the Dearborn, Dearborn West and Thermax names and any derivatives thereof (including removal of such name from any of the Excluded Assets to the extent required to cease the use of such name).

      SECTION 9.3 LITIGATION SUPPORT. In the event and for so long as any party to this Agreement is actively contesting or defending against any third party action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction, with respect to the Sellers on or prior to the Closing Date or with respect to Parent or any Purchaser on or after the Closing Date, the party not so contesting or defending agrees to (i) cooperate as reasonably requested with the contesting or defending party and its counsel, (ii) use reasonable efforts to make available the employees, as reasonably necessary, to provide testimony, to be deposed, to act as witnesses and to assist counsel and (iii) provide reasonable access to its books and records as shall be reasonably necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party; provided that the foregoing provisions shall not apply if the contesting or defending party is entitled to indemnification therefor under Article VII.

      SECTION 9.4 SUCCESSORS AND ASSIGNS. This Agreement and all covenants and agreements set forth herein shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise specifically provided herein, this Agreement shall not be assignable by any party without the prior written consent of the other parties hereto. The Purchasers may (at any time prior to the Closing Date) at its sole discretion, in whole or in part, assign its rights and delegate its obligations pursuant to this Agreement, including the right to purchase the Subject Assets, to one or more direct or indirect wholly-owned Subsidiaries of the Parent, and a Purchaser may, at its sole discretion, direct the Sellers to convey the Subject Assets, in whole or in part, to one or more of such Subsidiaries (in any or all of which cases such Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder). Notwithstanding the foregoing, the Parent and Purchasers or any permitted assignee may assign its right hereunder to any Person providing financing to the Purchaser or its Subsidiaries. It is currently contemplated that following the Closing, DWC LP, West LP and Thermax LP will be wound-up. Following any such wind-up, references herein to DWC LP, West LP and Thermax LP shall be deemed to be references to DWC Management Company in the case of DWC LP and Thermax LP and Dearborn West Management Company in the case of West LP. For all purposes following such liquidation the Parent and Purchasers shall treat each such entity as the representative of such Seller and hereby each such entity agrees to forward any notification or other communication hereunder to the other Persons party to the respective Partnership Agreements and to otherwise act as liaison to Purchasers with respect thereto.

      SECTION 9.5 ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings. Notwithstanding the foregoing, the "break up fee" letter dated November 6, 1996 from the Parent to DWC, Inc. and various other parties shall survive the execution of this Agreement.

      SECTION 9.6 NOTICES. All notices, requests, consents and other communications provided for herein shall be in writing and shall be deemed to have been delivered (i) when delivered if delivered in person, (ii) upon confirmation by the receiving telecopier if transmitted by telecopy, (iii) one day following dispatch if sent by reputable overnight carrier, fees prepaid, or
(iv) three days following dispatch if sent by first-class registered or certified mail, postage prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient.

          (a)  If to Seller:

                    c/o Dearborn Wire and Cable Inc.
                    250 West Carpenter Avenue
                    Wheeling, IL 60090
                    Telecopy:
                    Attention:      Bud Greene

                    with a copy to:

                    D'Ancona & Pflaum
                    30 North LaSalle - Suite 2900
                    Chicago, IL 60602
                    Telecopy: (312) 580-0923
                    Attention:      Suzanne L. Saxman and Stephen L. Schar

                    and

                    Richard Rosenberg
                    280 Cary
                    Highland Park, IL 60035

                    and

                    Benjamin Greene
                    5 Hazel Avenue
                    Highland Park, IL 60035

          (b) If to the Parent or any Purchaser:

                    Cable Design Technologies Inc.
                    Foster Plaza 7
                    661 Andersen Drive
                    Pittsburgh, Pennsylvania  15220
                    Telecopy: (412) 937-9690
                    Attention:      Kenneth O. Hale

                    with a copy to:

                    Kirkland & Ellis
                    153 East 53rd Street
                    New York, New York  10022
                    Telecopy: (212) 446-4900
                    Attention:      Charles B. Fromm

      SECTION 9.7 AMENDMENT AND WAIVER. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Sellers, the Parent and the Purchasers. Any failure of the Sellers to comply with any provision hereof may only be waived in writing by the Parent or Purchasers and any failure of the Parent or Purchasers to comply with any provision hereof may only be waived in writing by the Sellers. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

      SECTION 9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

      SECTION 9.9 HEADINGS. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

      SECTION 9.10 SPECIFIC PERFORMANCE. The Sellers acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement and agrees that the Parent or Purchasers shall be entitled to specific performance and injunctive relief as remedies for any such breach (without any requirement of posting a bond).

      SECTION 9.11 REMEDIES CUMULATIVE. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

      SECTION 9.12 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY

THE INTERNAL LAW OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

      SECTION 9.13 NO THIRD PARTY BENEFICIARIES. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

      SECTION 9.14 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

      SECTION 9.15 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      SECTION 9.16 ALLOCATION OF PURCHASE PRICE. On or before the 90th day following the Closing Date, the Parent shall cause its accounting firm to prepare a preliminary allocation of the Purchase Price among the Subject Assets, which preliminary allocation shall be delivered to DWC LP (the "Allocation
Notice").   In the event that DWC LP objects to the reasonableness of any valuation set forth in the Allocation Notice, DWC LP shall deliver an objection notice to the Parent which notice shall set forth the basis for objection and propose an alternative to any valuation DWC LP believes in good faith is unreasonable. If Parent and DWC LP do not resolve all disputes as reflected in DWC LP's objection notice on or prior to the 10th day after such objection notice is given, then Parent's and DWC LP's independent accountants shall designate the Chicago office of an independent accountant from among the "big six" accounting firms (the "Independent Valuation Firm") to determine the reasonableness of any valuation disputed in DWC LP's objection notice as to which the parties have not resolved such dispute; provided that if an Independent Accounting Firm is designated pursuant to Section 2.8, such firm shall also serve as the Independent Valuation Firm. The Independent Valuation Firm shall determine the reasonableness of any valuation set forth in the Allocation Notice which is disputed in DWC LP's objection notice within 30 days of the submission of all remaining disputes thereto. The Allocation Notice, as adjusted by the Independent Valuation Firm will be conclusive and binding upon the parties with respect to accounting matters for purposes of this Section 9.6; provided, that the Independent Valuation Firm delivers its determination to the
--------
parties in writing. The fees and expenses of the Independent Valuation Firm will be paid 50% by the Parent and 50% by the Sellers. The Purchase Price shall be allocated among the Subject Assets pursuant to Section 1060 of the Code in accordance with the fair market values of the assets as determined by the Purchaser, subject to DWC LP's right to object and the agreement of the parties or the Independent Valuation Firm. The Purchaser and DWC LP hereby agree to report consistently, in any tax return completed or filed by such party, the sale of the Subject Assets in accordance with such allocation. Each of the Purchaser and DWC LP shall file Internal Revenue Service Form 8594 in a timely manner.

                        *     *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.


                DEARBORN WIRE AND CABLE L.P.

                By Its General Partners

                   Dearborn Wire and Cable, Inc.


                   By:
                   __________________________________________________________
                      Name:
                      Title:


                   Dearborn Wire and Cable Management Co.


                   By:
                   ___________________________________________________________
                    Name:
                    Title:


                DEARBORN WEST L.P.

                By Its General Partners

                   Dearborn West Acquisition Corp.


                   By:
                   ___________________________________________________________
                    Name:
                    Title:


                   Dearborn West Management Co.


                   By:
                   ___________________________________________________________
                    Name:
                    Title:

                THERMAX WIRE, L.P.

                By Its General Partners

                   Dearborn Wire and Cable, Inc.


                   By:
                   ___________________________________________________________
                    Name:
                    Title:


                   Dearborn Wire and Cable Management Co.


                   By:
                   ___________________________________________________________
                    Name:
                    Title:


                CABLE DESIGN TECHNOLOGIES INC.


                By:  ___________________________________________________________
                         Paul M. Olson
                         President


                DEARBORN/CDT, INC.


                By:  ___________________________________________________________
                         Paul M. Olson
                         President


                DEARBORN WEST/CDT, INC.


                By:  ___________________________________________________________
                         Paul M. Olson
                         President

                THERMAX/CDT, INC.


                By:  ___________________________________________________________
                         Paul M. Olson
                         President

                                  SCHEDULES TO
                          ASSET PURCHASE AGREEMENT OF
                                  CDT AND DWC

  (Schedules omitted.  Copies of Schedules may be obtained by contacting CDT.)


  SCHEDULE                    DESCRIPTION
  --------                    -----------
1.1(a)             Gaylord Parties

                   Gaylord Enterprises, Inc.
                   Dearborn Wire and Cable Management Co.
                   American Electronic Wire - 45%; See 1.1(b)
                   Emtal Corporation - 50%; See 1.1(b)
                   Kerrigan Lewis Wire Products, Inc. - 50%; See 1.1(b)

1.1(b)             Greene Parties

                   Dearborn Wire and Cable, Inc.
                   Benjamin Greene
                   Richard Rosenberg
                   American Electronic Wire - 45%; See 1.1(a)
                   Emtal Corporation - 50%; See 1.1(a)
                   Kerrigan Lewis Wire Products, Inc. - 50%; See 1.1(a) Vicki DLP Trust
                   Tony DLP Trust
                   Steven DLP Trust
                   Kelly DLP Trust

2.1                All leased and/or owned real property

2.5(b)             Liabilities for money borrowed

                   Harris Bank Guaranty Agreements for (i) Cable Technologies,
                     Inc.; and (ii) 190 Partnership L.P.
                   Industrial Revenue Bond - City of Wheeling

2.5(c)             Long-term Liabilities

                   Harris Bank Guaranty Agreements for (i) Cable Technologies,
                     Inc.; and (ii) 190 Partnership L.P.
                   Industrial Revenue Bond - City of Wheeling

  SCHEDULE                    DESCRIPTION
  --------                    -----------

3.3 All subsidiaries of Dearborn Wire and Cable, LP; total authorized, issued and outstanding shares of capital stock or other ownership/partnership interests of each subsidiary and record or beneficial ownership thereof.

                   (a)  Dearborn West, LP - 81.5% Limited Partner
                        Ira Porter - 17.5% Limited Partner
                        Dearborn West, Inc. - .5% General Partner
                        Dearborn West Management Company - .5% General Partner

                   (b) Thermax Wire, LP - 99% Limited Partner Dearborn Wire & Cable, Inc. - .5% General Partner Dearborn Wire & Cable Management Co. - .5% General Partner

3.4 (1) Audited combined balance sheets and combined statements of earnings and cash flows of Dearborn Wire and Cable, LP and its subsidiaries for years 1993, 1994, 1995

                   (2) Unaudited, consolidated proforma balance sheet of Dearborn Wire and Cable, LP and its subsidiaries 08/31/96

3.6                Undisclosed Liabilities

                   R. Prusak severance payments

3.7 (1) Outstanding injunction, judgment, order, decree, ruling, complaint or charge

                   None, except as set forth in 3.7(2) below

                   (2) All claims, suits, proceedings or investigations; pending or threatened

                   Brown v. Dearborn Wire and Cable, February 6, 1995
                   Alvarez v. Kerrigan-Lewis Electronics, December 21, 1994 Glodomski v. Dearborn Wire and Cable
                   Garcia v. Dearborn Wire and Cable Naumowicz v. Dearborn Wire and Cable, et.al., (specifically Kerrigan-Lewis Wire Products) December 28, 1995
                   Mendez v. Kerrigan-Lewis Wire Products, July 9, 1996 Licciardi v. Dearborn Wire and Cable, December 27, 1996
                   Safi Khan v. Thermax
                   Prusak Arbitration

                   Letter dated April 1, 1997, from Belden, Inc., regarding patent infringement of Belden U.S. Patent No. 5,293,001

  SCHEDULE                    DESCRIPTION
  --------                    -----------

                   General Workman's Compensation Claims, covered by insurance

3.8 Business not conducted or not in material compliance with federal, state or local laws, ordinances, rules and regulations

                   None

3.9 Any order, consent, approval, or authorization of, or to make any declaration or filing with any governmental entity or other third party for this agreement, not including Hart Scott Rodino Filing

                   Landlords; See 3.12(b)
                   As per paragraph 7 of the Dearborn Wire & Cable, LP Ownership Agreement

3.12(a)            Owned Real Property; legal description;

                   (a)  250 West Carpenter, Wheeling, Illinois
                        Legal Description

                   (b)  4421 West Rice, Chicago, Illinois
                        Legal Description

3.12(b) Leased Real Property; list of agreements including all amendments, extensions and modifications.

                   (a) 190 West Carpenter Avenue, Wheeling, Illinois Approx. 85,000 to 90,000 square feet

                        Includes the properties at 194 Carpenter, (Kerrigan Lewis) and 198 Carpenter (American Electronics Wire)

                        Lessee:    Dearborn Wire & Cable, LP
                        Lessor:    190 Partnership LP
                        Date:      6/01/92
                        Expires:   5/31/97
                        Rent:      $20,235/mo
                        Sq. Ft:    18,012 (190)
                                   17,627 (194)
                                   44,426 (198)
                                   Total: 80,065

                   (b)  5236 Bell Court, Chino, CA

  SCHEDULE                    DESCRIPTION
  --------                    -----------

                        Lessee:   Dearborn West, LP
                        Lessor:   Central Business Park South
                        Date:     5/15/92; Renewal dated 5/28/96
                        Expires:  Lease expired 5/31/95, extension expires
                                    5/31/97
                        Rent:     $3,871.26/mo.
                        Sq. Ft:   ll,088

                   (c)  Landmark Plaza, Suite 305, College Point, New York

                        Lessee:   Thermax, LP
                        Lessor:   Landmark Associated, LTD
                        Date:     6/06/94; Addendum dated 6/13/94
                        Expires:  6/30/99
                        Rent:     8/1/96-6/30/97 $4652.75/mo
                                  7/1/97-6/30/98 $4715.62/mo
                                  7/1/98-6/30/99 $4778.50/mo ($19.00/sq ft)
                        Sq. Ft:   approx. 3,012

                   (d)  8946 Winnetka Avenue, Northridge, CA

                        Lessee:   Sonic Wire Sales
                        Lessor:   The Cousins LTD
                        Dated:    6/25/92; Extension dated 6/30/95
                        Expires:  10/31/98
                        Rent:     11/1/95-4/30/97 $8000/mo
                                  5/1/97-10/31/98 $8000/mo plus CPI increase
                                  not to exceed 4% /annum
                        Sq. Ft:   16,234 industrial building on 45,000 sq ft
                                  of land

                   (e)  11875 Dublin Blvd., Dublin, California

                        Lessee:   Sonic/Thermax
                        Lessor:   Heritage CFC Partners LP
                        Dated:    6/01/93; Extension dated 5/31/95
                        Expires:  Lease expired 5/31/94
                                  Extension ran 6/1/95-5/31/96/1/
                                  Currently month to month
                        Rent:     $400/mo
                        Sq. Ft:   325


---------
/1/ Extension expired 5/31/96.  No additional lease found.

  SCHEDULE                    DESCRIPTION
  --------                    -----------


                   (f)  Nogales Factory, Mexico

                        Lessee:   Thermax Wire, L.P.
                        Lessor:   Collectron of Arizona, Inc.
                        Dated:    5/4/92; Addendum dated 12/3/96
                        Expires:  At the end of any 12 month period from the
                                  anniversary of the Commencement Date with 12
                                  months notice
                        Rent:     $24,354.00/mo
                        Sq. Ft:   81,180

                   (g)  216 S. Marina, Prescott, AZ

                        Lessee:   Thermax-Sonic/Tom Linhares
                        Lessor:   Fred L. Brown and Christine Brown
                        Dated:    9/9/96
                        Expires:  9/30/97
                        Rent:     $376.30/mo
                        Sq. Ft:   355

3.13 List of 10 largest customers; distributors who accounted for 75% of seller's products distributed; 10 largest suppliers

3.14 Agreements which provide for materially high or low payments in relation to fair market value or where termination could have a material adverse effect

                   Hudson International purchase agreement (a conductor supplier) Omega purchase agreement (a copper supplier)

3.15(a) Intellectual Property (1) patented or registered IP and pending applications; (2) material trade or corporate names;
                   (3) material computer software and databases created or used by sellers; (4) material unregistered trademarks or copyrights; (5) licenses to or from Company re: IP;

                   Thermax/Sonic Patent information

                       US  #4,565,954     01/21/86  Static Eliminator
                            4,999,146     03/12/91  Insulated PTFE Cable Process
                            5,032,073     07/16/91  Thin Walled High Velocity
                                                    Projection
                       ECU #91,902,003.2  12/13/90  Insulated PTFE Cable Process
                       Pending            9/2/96    Thermaflex conformable
                                                    coaxial cable

  SCHEDULE                    DESCRIPTION
  --------                    -----------

                   Dearborn Wire & Cable Patent Information

                       US  #5,117,091     5/26/92   Soldering Gun

                   Thermax trademarks:

                   (i)    Whisper Cable-Registration No. 1,066,142;
                   (ii)   Thermax/Sonic (application pending);
                   (iii)  Maxform (application pending)

                   Dearborn Wire & Cable, L.P. trademarks:

                   (i)    D and Design - Registration No. 1,132,972;
                   (ii)   D and Design - Registration No. 1,054,205.

                   Material Computer Programs

                   (i)    Mapics System (Thermax);
                   (ii)   System 36 (Thermax);
                   (iii)  Telemagic (Dearborn Wire & Cable)
                   (iv)   EMS Accounting System (Dearborn Wire & Cable)

3.16(a)            Employment Agreements

  SCHEDULE                    DESCRIPTION
  --------                    -----------

                   Lacerra Deferred Compensation Plan
                   Liotus Deferred Compensation Plan
                   Liotus Education Repayment Letter Agreement
                   Zebleckis Deferred Compensation Plan
                   Linhares Deferred Compensation Plan
                   Al Richter Deferred Compensation Plan
                   Greene Employment Agreement dated 06/01/92 between Greene and
                          Dearborn Wire and Cable, L.P.
                   Rosenberg Employment Agreement dated 06/01/92 between
                          Rosenberg and Dearborn Wire and Cable, L.P.
                   Nadell Employment Agreement dated 09/11/96 between Nadell and
                          DearbornWire and Cable, L.P.
                   Thayer Employment Agreement dated 07/21/93 between Thayer and
                          Thermax Wire, L.P.
                   Porter Employment Agreement dated 09/01/92 between Porter
                          and Dearborn West, L.P.
                   Grandt Employment Agreement dated 09/09/96 between Grandt and
                          Dearborn Wire and Cable, L.P.
                   Lind Employment Agreement dated 07/21/93 between Lind and
                          Thermax Wire, L.P.
                   Linhares Employment Agreement dated 07/21/93 between
                          Linhares and Thermax Wire, L.P.
                   Thermax relocation agreements, with Julio Hamacsek and
                          Walter Freischlad

3.16(b) Employees terminated since 01/01/95 or plan to terminate or know plan to quit; collective bargaining agreements; threats by Union with respect to employees

                   Terminated Employees - None

                   Union Contracts
                   (a) Agreement between Dearborn Wire & Cable L.P. and Chemical and Allied Product Workers Union, Local #20. (exp. 10/16/97)

                   (b) Agreement between American Electronic Wire, L.P. and Chemical and Allied Product Workers Union, Local #20. (exp. 06/07/98)

                   (c) Agreement between Kerrigan-Lewis Electronics, L.P. and Chemical and Allied Product Workers Union, Local #20. (exp. 01/16/98)

                        Threats by Union - None

  SCHEDULE                    DESCRIPTION
  --------                    -----------

3.17 Employee Plans: employee benefits, agreements, or policies which seller contributed to, maintained or sponsored, to which any seller is obligated to contribute or has any liability or potential liability; any obligation to pay separation, severance, termination, or similar benefits relating to the business because of the transaction contemplated by the agreement

                  (a)  Share Health Plan of Illinois

                  (b)  Control States Joint Board, Health and Welfare Trust Fund

                  (c)  Dearborn Group Disability Plans

                  (d) Guarantee Mutual Life Company Group Policy Life Insurance Plan

                  (e) Dearborn Group Retirement Plan and Trust for (i) Non-Union Employees; (ii) Union Employees

                  (f)  Dearborn - First Commonwealth Dental Plan

                  (g)  First Colony Term Life Insurance Policies

                  (h)  National Life of Vermont Policies

                  (i)  Alexander Hamilton Term Life Insurance Policy

                  (j) Deferred Compensation Plans (Liotus, Linhares, Grandt, Lacerra and Zebleckis)

                  (k) Incentive Plans (i) employment agreements; (ii) sales, plant and marine division personnel; (iii) for employees at will

                  (l)  Thermax, NY - Guardian Health and Life Plan;

                  (m) Thermax, Nogales - Health Partners; Guardian Life Insurance; Amgritas Dental Plan;

                  (n) Sonic-Blue Cross; Fort Dearborn (Life) Insurance; California Dental and Vision;

                  (o) Thermax/Sonic - Incentive Plans - (i) Sales Incentive Program; (ii) Employee Bonus Plan for non-sales employees;

                  (p) Thermax/Sonic has California and New York state, coupled with in-house short term disability programs, and a long-term disability program; Mutual Benefit Life Insurance Company, disability program.

  SCHEDULE                    DESCRIPTION
  --------                    -----------


3.19 Taxes: when the entities have not been partnerships for tax purposes; when taxes were not timely filed; when the proper amounts were not withheld; any unresolved dispute or claim radios liability; any expected additional claim or assessment against sellers; recorded liens for taxes upon the assets of the business; contractual liability to indemnify or reimburse any person for taxes unless in the partnership agreement

                  None

3.21 Insurance: description of all policies on fire, liability, workmen's compensation and others owned or held by Seller; if not in full force and effect and if not paid through the closing date; anything re: termination, cancellation or resulting in void or voidable as to policies; if the policies won't cover the normal claims.

                  All excluding Thermax foreign through 11/30/97
                  Thermax foreign insurance

3.24 Affiliates of sellers involved in any business relationship other than as employee or partner with seller, and none owns any property or right used or useful in the business and if on terms less favorable to seller then to a third party

                  Sales to Cable Technologies, Inc., in the ordinary course. 190 Partnership, LP owns 190 Carpenter, Wheeling, IL.
                  S. Wellington, LP owns the Cable Technologies, Inc. Facility.

5.3               Specific leased property - 190 Property

                  190 Carpenter, Wheeling, IL

8.1               Employees who will not be offered employment by the Purchaser

                  Glenn A. Nadell

8.4               Employee Benefit Plans assumed by the Purchaser

                  Dearborn Group Retirement Plan and Trust

                                       9